Exhibit 10.10

LEASE AGREEMENT

BETWEEN

ALFIERI-100 SCHULTZ ASSOCIATES, L.P.

AS LANDLORD

-AND-

IKANOS COMMUNICATIONS, INC.

AS TENANT

PREMISES:	100 Schultz Drive,
Red Bank, New Jersey
Portion of 1st Floor
3rd and 4th Floors

DATED:	March 31, 2011

INDEX

ARTICLE	CAPTION	PAGE

1	Demised Premises, Term, Rent	2

2	Use	5

3	Preparation of the Demised Premises	6

4	When Demised Premises Ready for Occupancy	7

5	Additional Rent	7

6	Subordination to Mortgagees	13

7	Quiet Enjoyment	13

8	Assignment, Mortgaging, Subletting	14

9	Compliance with Laws and Requirements of Public Authorities	18

10	Insurance	19

11	Rules and Regulations	22

12	Tenant’s Changes	22

13	Tenant’s Property	25

14	Repairs and Maintenance	26

15	Electricity	27

16	Heating, Ventilation and Air-Conditioning	28

17	Landlord’s Other Services	29

18	Access, Changes in Building Facilities, Name	32

19	Notice of Accidents	34

20	Non-Liability and Indemnification	34

21	Destruction or Damage	35

22	Eminent Domain	36

23	Surrender	38

24	Conditions of Limitation	38

-i-

ARTICLE	CAPTION	PAGE

25	Re-Entry by Landlord	39

26	Damages	40

27	Waivers	42

28	No Other Waivers or Modifications	42

29	Curing Tenant’s Defaults	43

30	Broker	44

31	Notices	44

32	Estoppel Certificate	44

33	Arbitration	45

34	No Other Representations, Construction, Governing Law	46

35	Security	47

36	Parties Bound	48

37	Consents	48

38	Mortgage Financing—Tenant Cooperation	49

39	Environmental Compliance	49

40	Holding Over	51

41	Certain Definitions and Constructions	51

42	Relocation of Tenant	52

43	Option to Renew	52

44	Right of First Negotiation	52

EXHIBIT A—Description of Land

EXHIBIT B—Floor Plan

EXHIBIT C—Landlord’s Work

EXHIBIT D—Cleaning and Maintenance Specifications

EXHIBIT E—Rules and Regulations

EXHIBIT F—Definitions

EXHIBIT G—Sample Form of Letter of Credit

EXHIBIT H—Service Level Criteria

Schedule 3.02—Restoration Items for building exterior, roof and site

Schedule 6.01—Form of Wells Fargo SNDA

Schedule 8—Milestone Schedule

LEASE, dated March 31, 2011 between ALFIERI-100 SCHULTZ ASSOCIATES, L.P., a New Jersey Limited Partnership, c/o Alfieri Property Management, having its principal office located at 399 Thornall Street, Edison, New Jersey 08818 (“Landlord”), and IKANOS COMMUNICATIONS, INC., a Delaware Corporation, having its principal office located at 47669 Fremont Boulevard, Fremont, California 94538, Attn: Vice President, Worldwide Human Resources, with a copy to Pillsbury Winthrop Shaw Pittman LLP, 2475 Hanover Street, Palo Alto, California 94304, Attn: Allison Leopold Tilley, Esq. (“Tenant”).

PREAMBLE:

BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

1. ADDITIONAL RENT shall mean all sums in addition to Fixed Rent payable by Tenant to Landlord pursuant to the provisions of this Lease.

2. BUILDING shall mean 100 Schultz Drive, Red Bank, New Jersey

3. BUILDING HOURS shall be Monday through Friday, 7:30 am to 7:00 pm, and Saturday, 7:00 am to 1:00 pm, but excluding those Building holidays as established by Landlord (it being understood that Landlord shall not establish any Building holidays that are not federal or New Jersey holidays), except that common area lighting in the Building and Land shall be maintained for such additional hours as, in Landlord’s reasonable judgment, is necessary or desirable to insure proper operation of the Building and Land.

4. COMMENCEMENT DATE is August 1, 2011.

5. DEMISED PREMISES OR PREMISES shall be deemed to be 57,364 rentable square feet.

6. EXHIBITS shall be the following, attached to this Lease and incorporated herein and made a part hereof.

Exhibit A	Description of Land
Exhibit B	Floor Plan
Exhibit C	Landlord’s Work
Exhibit D	Cleaning and Maintenance Specifications
Exhibit E	Rules and Regulations
Exhibit F	Definitions
Exhibit G	Sample Form of Letter of Credit
Exhibit H	Service Level Criteria

Schedule 3.02 Restoration Items for building exterior, roof and site

Schedule 6.01—Form of Wells Fargo SNDA

Schedule 8 – Milestone Schedule

7. FIXED RENT shall mean $9,560,666.66 for the Term, subject to the rent concession set forth in Section 1.08, below, payable as follows:

A.	Yearly Rate:
	Year(s)	Yearly Rate
	1-6 2/3	$1,434,100.00
B.	Monthly Installment:
	Months	Monthly Installment
	1-80	$119,508.33

8. BROKER shall mean Jones Lang LaSalle.

9. TENANT’S PERCENTAGE shall be 57.364%.

10. PERMITTED USE shall be executive and general office use, sales use (but not walk-in retail sales to the general public), research use and dry laboratory use and for no other purpose.

11. PRIME RATE shall mean the rate as published in the Wall Street Journal.

12. SECURITY DEPOSIT shall mean Two Hundred Thirty Nine Thousand Seventeen ($239,017.00) Dollars.

13. TERM shall mean six (6) years and eight (8) months beginning on the Commencement Date of August 1, 2011 and ending on March 31, 2018 (the “Expiration Date”), unless extended pursuant to the option contained herein.

WITNESSETH:

ARTICLE 1

DEMISED PREMISES, TERM, RENT

1.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building located at 100 Schultz Drive, Red Bank, New Jersey (“Building”) on the parcel of land more particularly described in Exhibit A (“Land”), for the Term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

1.02. The premises hereby leased to Tenant is a portion of the 1st floor and the whole of the 3rd and 4th floors of the Building, as shown on the floor plans annexed hereto as Exhibit B. Landlord and Tenant have mutually agreed that the premises leased has a rentable area of 57,364 square feet which includes Tenant’s allocable share of the common area (hereinafter “Rentable Area”). Said premises, together with all fixtures and equipment which at the commencement, or during the Term of this Lease are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in Article 13) constitute the “Demised Premises”.

1.03. The Term of this Lease, for which the Demised Premises are hereby leased, shall commence on the Commencement Date and shall end at 11:59 P.M. on the Expiration Date or shall end on such earlier date upon which said Term may expire or be canceled or terminated pursuant to any of the provisions of this Lease or pursuant to law, unless extended as set forth herein.

1.04. The rents reserved under this Lease, for the Term thereof, shall be and consist of:

(a) Fixed rent of $1,434,100.00 per year (calculated on the basis of $25.00 per sq. ft. of the Rentable Area) which shall be payable in equal monthly installments of $119,508.33 in advance on the first day of each and every calendar month during the Term of this Lease, and;

(b) Additional rent consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent), all to be paid to Landlord at its office, or such other place, or to such agent at such place, as Landlord may designate by notice to Tenant, in lawful money of the United States of America.

All payments of fixed rent and additional rent shall be paid electronically pursuant to the following instructions:

Account Name
Account No.
ABA Routing No.
Name of Bank
Bank Address
Bank Phone Number
Type of Account

E-mail instructions for each wire payment are to be sent to arwires@alfieri.net.

1.05. Tenant shall pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction, counterclaim or setoff whatsoever, except as set forth in this Lease.

1.06. Late payments of any payment of rent, including monthly rent or any portion thereof, and any additional rent which is not received within five (5) days after it is due, will be subject to a late charge equal to five percent (5%) of the unpaid payment, or $100.00, whichever is greater, but shall in no event exceed $500.00. This amount is in compensation of Landlord’s additional cost of processing late payments. In addition, any rent which is not paid within five (5) days after it is due, including monthly rent, will accrue interest at a late rate charge of Prime Rate as defined herein, as said rate is reasonably determined by Landlord from published reports, (but in no event in an amount in excess of the maximum rate allowed by applicable law) from the date on which it was due until the date on which it is paid in full with accrued interest. Notwithstanding the foregoing, Landlord agrees that in every twelve (12) month period calculated from the Commencement Date, Tenant shall be entitled to one instance of late payment in which it shall not incur a late charge or interest provided it makes payment as required within five (5) business days of written notice from Landlord.

1.07. The parties recognize that Tenant currently leases the entire Building pursuant to a Lease dated March 20, 2001 between Landlord’s predecessor in interest, Shav Associates, a New and Globespan, Inc. (“Globespan”), as amended by a First Amendment to Lease dated as of June 1, 2001, which was assigned by Globespan’s successor in interest Conexant Systems, Inc. to Tenant, and then further amended by a Second Amendment to Lease between Landlord and Tenant dated November 23, 2009 (collectively, the “Existing Lease”). On the Commencement Date Tenant shall surrender to Landlord the 2nd floor of the Building and that portion of the first floor that is not part of the Demised Premises under this Lease (collectively, the “Give-back Space”), provided, however that Tenant may continue to use and occupy that portion of the Give-back Space on the 1st floor of the Building that is presently used for laboratory and/or office purposes and that portion of the Give-back Space on the 2nd floor of the Building (collectively, the “Temporary Use Space”) until the date (the “Temporary Use Surrender Date”) that is the later of (a) July 31, 2012, or (b) the date that is ten (10) business days after the date on which Landlord’s Work and Tenant’s Work (both as hereinafter defined) are substantially complete (or would have been substantially complete but for Tenant Delay (as defined in Exhibit C)). Tenant shall not be required to pay any fixed or additional rent for the Temporary Use Space other than Tenant Electric, it being understood and agreed that until such time (if at all) as submeters are installed to measure the electricity consumed in the Temporary Use Space, Tenant Electric with respect to the Temporary Use Space shall be determined in accordance with Section 15.02, below. If Tenant fails to surrender the Temporary Use Space by the Temporary Use Surrender Date, then Tenant shall be required to pay holdover fixed rent thereon in accordance with Article 40 below ($37.50 per rentable foot) until such surrender occurs. Notwithstanding anything to the contrary contained in the Existing Lease, Tenant shall not be under any obligation to perform any restoration work, except that Tenant shall remove from the Give-back Space all equipment comprising Tenant’s Voice, Data and Security Systems, including associated outlets, wires, wiring trays and other equipment, materials and facilities, whether located in the ceiling, floor and/or walls, which in any way relates, pertains to, constitutes or is connected with Tenant’s Voice, Data and/or Security Systems and regardless of whether Landlord or Tenant installed and/or paid for the installation of such systems (except, in each case, to the extent the same is reasonably necessary to serve the Demised Premises) as well as all supplemental HVAC and supplemental electrical installations (i.e., submeters, transformers, subpanels, disconnects and switches) that serviced the Give-back Space; provided, however, that Tenant shall not be responsible for any damage to ceiling tiles or the ceiling grid in performing such removal nor shall Tenant be responsible for the removal of any supplemental HVAC or electrical installations that serviced the existing cafeteria. Until the new cafeteria referenced in Exhibit C is in operation, Tenant may continue to use the existing cafeteria in the

Give-back Space and shall not be responsible for the payment of any rent or additional rent with respect thereto. Should Tenant fail to surrender any of the Give-back Space in a timely manner in accordance with this Lease, it shall be deemed to be a holdover tenant as to such space and the terms of Article 40 of the Existing Lease shall apply.

1.08. Provided Tenant is not in default in any of the terms, covenants or provisions of the Lease, as herein amended, beyond any applicable notice or cure period, and notwithstanding anything contained herein to the contrary, Tenant shall be entitled to an abatement in monthly fixed rent in the amount of $956,066.67 (the “Abatement”), said concession to be applied against the monthly fixed rent payments due for the months of August 2011 through March 2012, inclusive (herein the “Concession Period”); provided, however, that Tenant shall have the right, at its option, to apply all or any portion of the Abatement to defray the costs of Tenant’s Work by written notice to Landlord, in which event the Concession Period shall be shortened as applicable.

1.09. Provided Tenant is not in default in any of the terms, covenants or provisions of the Existing Lease beyond any applicable notice or cure period, and notwithstanding anything contained in the Existing Lease to the contrary, Tenant shall be entitled to an abatement in monthly fixed rent under the Existing Lease in the amount of $370,833.34, said concession to be applied against the monthly fixed rent payments due under the Existing Lease for the months of April 2011 and May 2011.

ARTICLE 2

USE

2.01. Tenant shall use and occupy the Demised Premises for Permitted Use and for no other purpose.

2.02. The use of the Demised Premises for the purposes specified in Section 2.01 shall not include, and Tenant shall not use or permit the use of the Demised Premises or any part thereof, for:

(a) A school of any kind other than for the training of Tenant’s employees;

(b) An employment agency;

(c) An office for any governmental or quasi governmental bureau, department, agency, foreign or domestic, including any autonomous governmental corporation or diplomatic or trade mission;

(d) Any telemarketing activities or other direct selling activities;

(e) Medical or psychiatric offices; or

(f) Any use, including executive and general office use which results in a density of a population of more than one person for every 200 square feet.

2.03. If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant’s business in the Demised Premises or any part thereof, and if failure to secure such license or permit would adversely affect Landlord, Tenant shall obtain the same at its sole cost and expense and, if requested by Landlord, shall submit the same to inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

2.04. Tenant shall not at any time use or occupy, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy or any other law, ordinance or regulation governing the use and occupation of the Demised Premises or for the Building.

ARTICLE 3

PREPARATION OF THE DEMISED PREMISES

3.01. The Demised Premises shall be completed and prepared for Tenant’s occupancy in the manner, and subject to the terms, conditions and covenants, set forth in Exhibit C. The facilities, materials, and work so to be furnished, installed, and performed in the Demised Premises by Landlord (other than the portions of Landlord’s Work to be performed within the Demised Premises) are hereinafter and in Exhibit C referred to as “Tenant’s Work”. Such other installations, materials, and work which may be undertaken by or for the account of Tenant (i.e., which are performed by contractors retained by Tenant and excluded from Tenant’s Work) to equip, decorate, and furnish the Demised Premises for Tenant’s occupancy, commonly called finishing trades work, are hereinafter and in Exhibit C called “Tenant’s Finish Work”. Tenant shall not be responsible for any restoration of the Demised Premises upon the expiration or earlier termination of this Lease, except that Tenant shall remove from the Demised Premises (a) all equipment comprising Tenant’s Voice, Data and Security Systems, including associated outlets, wires, wiring trays and other equipment, materials and facilities, whether located in the ceiling, floor and/or walls, which in any way relates, pertains to, constitutes or is connected with Tenant’s Voice, Data and/or Security Systems and regardless of whether Landlord or Tenant installed and/or paid for the installation of such systems; provided, however, that Tenant shall not be responsible for any damage to ceiling tiles or the ceiling grid in performing such removal; and (b) all supplemental HVAC and supplemental electrical installations made pursuant to this Lease or which were made pursuant to the Existing Lease.

3.02. Upon the expiration or earlier termination of this Lease, Tenant shall also remove the building exterior, roof and site items described on Schedule 3.02, attached hereto that exist as of the date of this Lease.

ARTICLE 4

WHEN DEMISED PREMISES READY FOR OCCUPANCY

4.01. The Demised Premises are presently occupied by Tenant. Landlord shall at its own cost and expense construct the demising walls for the 1st floor of the Building in a good and workmanlike manner and in accordance with all Laws (as hereinafter defined).

ARTICLE 5

ADDITIONAL RENT

5.01. For the purpose of Sections 5.01 through 5.03.

(a) “Taxes” shall mean real estate taxes, special and extraordinary assessments and governmental levies against the Land and Building of which the Demised Premises (but excluding therefrom that portion of the real estate taxes directly attributable to improvements made by other tenants in the Building beyond Landlord’s allowances) are a part provided, however, if at any time during the Term of this Lease the method of taxation prevailing at the date of this Lease shall be altered so that in lieu of, or as an addition to, or as a substitute for any or all of the above there shall be assessed, levied or imposed (i) a tax, assessment, levy, imposition or charge based on the gross income or gross rents received therefrom whether or not wholly or partially as a capital levy or otherwise; or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Land and/or Building and imposed upon Landlord; or (iii) a license fee measured by the gross rents; or (iv) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be included in the definition of “Taxes”. Taxes shall not include any inheritance, estate, gift, franchise, corporation, net income or net profits tax, any interest or charges for late payment, or any assessment or levies on any additional buildings constructed on the Land or any enlargement of the Building. Tenant shall pay to Landlord directly that portion of any real estate taxes directly attributable to improvements made by Tenant beyond Landlord’s allowances, but only if such improvements are separately assessed (hereinafter referred to as “Tenant’s Direct Tax Payment”). At Tenant’s request from time to time, Landlord shall appeal or challenge the assessment of the Building and, if Tenant requests such an appeal or challenge, the reasonable out-of-pocket costs thereof shall be included in Taxes for the year to which such appeal or challenge relates.

(b) “Base Taxes” shall mean the product of (i) the assessed valuation of the Land and Building as finally determined following completion of construction and issuance of an initial Certificate of Occupancy for any portion of the Building (or such equivalent certification if Certificates of Occupancy are not to be used), multiplied by (ii) the tax rate for the Tax Year 2012; provided, however, that if clause (i) does not equal a full assessment for the Building, then clause (i) shall be increased so that it reflects a fully assessed Building.

(c) “Tax Year” shall mean each calendar year for which Taxes are levied by any governmental authority.

(d) “Operational Year” shall mean each calendar year commencing with calendar year 2013.

(e) “Tenant’s Proportionate Share of Increase” shall mean Tenant’s Percentage (as herein defined) multiplied by the increase in Taxes in any Operational Year in excess of the Base Taxes. Tenant’s Proportionate Share of Increase for the first Operational Year shall be prorated to reflect the actual occupancy by Tenant for said Operational Year.

(f) “Tenant’s Projected Share of Increase” shall mean Tenant’s Proportionate Share of Increase in Taxes for the projected Operational Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

5.02. Commencing with the first Operational Year and thereafter, Tenant shall pay to Landlord as additional rent for the then Operational Year, Tenant’s Projected Share of Increase in Taxes in equal monthly installments.

5.03. After the expiration of each Operational Year, Landlord shall furnish to Tenant a written statement of the Taxes incurred for such Operational Year as well as Tenant’s Proportionate Share of Increase, if any. If the statement furnished by Landlord to Tenant pursuant to this Section shall indicate that Tenant’s Projected Share of Increase exceeded Tenant’s Proportionate Share of Increase, Landlord shall either forthwith pay the amount of excess directly to Tenant concurrently with the statement or credit same against Tenant’s next monthly installment of rent. If such statement furnished by Landlord to Tenant shall indicate that the Tenant’s Proportionate Share of Increase exceeded Tenant’s Projected Share of Increase for the then Operational Year, Tenant shall forthwith pay the amount of such excess to Landlord. If Landlord has not provided Tenant a written statement for Tenant’s Projected Share of Increase as of the commencement of any Operational Year, Tenant shall be obligated to continue to pay additional rent each month at the same rate as reflected in the previous estimate furnished by Landlord until such time as Landlord has sent the statement, whereupon appropriate adjustments will be made.

Commencing with the first Operational Year, Tenant shall pay to Landlord in equal monthly installments together with its payment of fixed rent, one-twelfth (1/12) of Tenant’s Direct Tax Payment.

5.04. As used in Sections 5.04 through 5.06:

(a) “Operating Expenses” shall mean any or all reasonable and customary expenses incurred by Landlord in connection with the operation of the Land and Building of which the Demised Premises are a part, including all expenses incurred as a result of Landlord’s compliance with any of its obligations hereunder other than Landlord’s Work, and such expenses shall include by way of example and not by way of limitation: (i) salaries, wages, medical, surgical and general welfare benefits, (including group life insurance) and pension payments of employees of Landlord engaged in the operation and maintenance of the Building; (ii) social security, unemployment, and payroll taxes, workers’ compensation, disability coverage, uniforms, and dry cleaning for the employees referred to in Subsection (i); (iii) the cost for the Building and common areas of all charges for oil, gas, electricity (including, but not limited to, fuel cost adjustments), steam, heat, ventilation, air-conditioning, heating, and water, including any taxes on any such utilities, but excluding from Operating Expenses the Landlord’s cost, including taxes thereon, of electric energy, other than for heating and air-conditioning, furnished to the Demised Premises (which electric energy so furnished shall be paid for by Tenant pursuant to the provisions of Article 15 hereof); (iv) the cost of all premiums and charges for insurance for the Building and Land, including but not limited to: rent, casualty, liability, fidelity and war risk (if obtainable from the United States Government); (v) the cost of all building and cleaning supplies for the Building and common areas and charges for telephone and data service for the Building; (vi) the cost of all charges for management, window cleaning, security services, if any, and janitorial services, and any independent contractor performing work included within the definition of operating expenses; (vii) legal and accounting services and other professional fees and disbursements incurred in connection with the operation and management of the Land and Building (other than as related to new leases, enforcing Landlord’s rights under existing leases, or sales of the Building); (viii) general maintenance of the Building and Land, including but not limited to, the cost of maintaining, repairing or replacing the landscaping, sidewalks, driveways and other improvements and facilities serving the Building; (ix) maintenance of the common area; (x) the cost of capital expenditures, including the purchase of any item of capital equipment or the leasing of capital equipment, which have the effect of reducing the expenses which would otherwise be included in Operating Expenses, which costs shall be included in Operating Expenses for the Operational Year in which the costs are incurred and subsequent Operational Years on a straight-line basis, to the extent that such items are amortized over such period of time as Landlord reasonably estimates, with an interest factor equal to the interest rate at the time of Landlord’s having made said expenditure; and (xi) that portion of the cost of any capital expenditures incurred for the installation of (A) labor cost saving devices amortized over their life as determined by Internal Revenue Code of 1986 and the regulations promulgated thereunder, with an interest factor equal to the interest rate being paid by Landlord at the time of Landlord’s having made said expenditure, except that under no circumstances shall the amortization of the same exceed the amount actually saved; and (B) capital expenditures incurred in order to comply with any applicable Laws enacted after the Commencement Date, amortized as aforesaid.

If during all or part of the Base Year or any Operational Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to portions of the Building due to the fact that (i) such portions are not occupied or leased; (ii) such items of work or service is not required or desired by the tenant of such portion; (iii) such tenant is itself obtaining and providing such item of work or service; or (iv) for other reasons, then, for the purposes of computing Operating Expenses, the amount for such item and for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the Building or such tenant.

Notwithstanding the foregoing, the following costs and expenses shall not be included in Operating Expenses:

(1) Executives’ salaries above the grade of building manager;

(2) Cost of repairs or replacements incurred by reason of fire or other casualty (other than a commercially reasonable deductible) or condemnation;

(3) Advertising and promotional expenditures;

(4) Costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant’s or Landlord’s expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord’s expense;

(5) Depreciation, except as provided above;

(6) Brokerage commissions;

(7) Taxes (as hereinbefore defined);

(8) The cost of electricity (for other than heating and air-conditioning) furnished to the Demised Premises or any other space leased to tenants as reasonably estimated by Landlord;

(9) Refinancing costs and mortgage interest and amortization payments;

(10) Reserves;

(11) Repair and/or replacement of the roof;

(12) Leasehold improvements, including painting, made for tenants of the Building or made in order to prepare any portion of the Building for occupancy by a new tenant;

(13) The cost of repairs or restoration necessitated by condemnation;

(14) The cost of any items for which Landlord is reimbursed by insurance, reimbursed by other tenants of the building, or otherwise compensated;

(15) Rent under any ground lease and/or underlying leases;

(16) Any cost stated in operating expenses representing an amount paid to a corporation or entity which is controlled by or under common control with Landlord which is in excess of the amount which would be paid in the absence of such relationship;

(17) The cost of installing, operating, and maintaining any specialty such as an observatory, broadcasting facility, luncheon club, athletic or recreational club, theatre or cafeteria; except as set forth below;

(18) The cost of correcting defects in construction of the Building, parking areas, or other part of the Demised Premises or in the Building equipment;

(19) Any insurance premium to the extent that Landlord is entitled to be reimbursed therefor by Tenant pursuant to this Lease or by any other occupant of the Building;

(20) The cost of any architectural additions to the Building that result in a larger Building;

(21) Capital expenditures, except as expressly set forth in clause (xi) above;

(22) Artwork;

(23) The cost of litigation or landlord-tenant proceedings; and

(24) Interest or charges for late payment.

Notwithstanding the foregoing to the contrary, if the management fee for the Building (expressed as a percentage of the gross income derived from the Building) is increased or decreased, a corresponding adjustment shall be made to the management fee line item for the Base Year, and if the types or amounts of insurance maintained by Landlord are increased or decreased, a corresponding adjustment shall be made to the insurance line item for the Base Year.

Further (A) costs for repair of the roof shall not be included in Operating Expenses if such costs are covered by the existing 20 year roof warranty, or are paid for by insurance proceeds or are the result of the act or omission of another tenant or third party that has legal responsibility therefor; and (B) the cost of repair and maintenance of the Cafeteria and Fitness Center shall be ratably apportioned over the Building, 200 Schultz Drive and 230 Half Mile Road and shall be offset by any revenues derived therefrom by Landlord.

(b) “Operational Year” shall mean each calendar year commencing with calendar year 2013.

(c) “Base Year” shall mean calendar year 2012.

(d) “Tenant’s Proportionate Share of Increase” shall mean Tenant’s Percentage (as herein defined) multiplied by the increase in Operating Expenses for the Operational Year over Operating Expenses for the Base Year. For purposes hereof, the Tenant’s Proportionate Share of Increase has been computed based upon a total square footage of the Building equal to 100,000 square feet, and a total square footage of the Demised Premises equal to 57,364 square feet.

(e) “Tenant’s Projected Share of Increase” shall mean Tenant’s Proportionate Share of Increase for the projected Operational Year. Tenant shall pay to Landlord in equal monthly installments together with its payment of fixed rent one-twelfth (1/12) of Tenant’s Projected Share of Increase.

5.05. Commencing with the first Operational Year after Landlord shall be entitled to receive Tenant’s Proportionate Share of Increase, Tenant shall pay to Landlord as additional rent for the then Operational Year, Tenant’s Projected Share of Increase.

5.06. After the expiration of the first Operational Year and for each Operational Year thereafter, Landlord shall furnish to Tenant a written detailed statement of the Operating Expenses incurred for such Operational Year which statement shall set forth Tenant’s Proportionate Share of Increase, if any. If the statement furnished by Landlord to Tenant, pursuant to this Section, at the end of the then Operational Year shall indicate that Tenant’s Projected Share of Increase exceeded Tenant’s Proportionate Share of Increase, Landlord shall either forthwith pay the amount of excess directly to Tenant concurrently with the statement or credit same against Tenant’s next monthly installment of rent. If such statement furnished by Landlord to Tenant hereunder shall indicate that the Tenant’s Proportionate Share of Increase exceeded Tenant’s Projected Share of Increase for the then Operational Year, Tenant shall forthwith pay the amount of such excess to Landlord. If Landlord has not provided Tenant a written statement for Tenant’s projected share of increase as of the commencement of any operational year, Tenant shall be obligated to continue to pay additional rent each month at the same rate as reflected in the previous estimate furnished by Landlord until such time as Landlord has sent the statement whereupon appropriate adjustments will be made.

5.07. For a period of one hundred eighty (180) days after Tenant’s receipt of a statement furnished by Landlord to Tenant under Sections 5.03 and 5.06 above, Tenant shall have the right to review, examine, copy and audit Landlord’s books and records for the applicable calendar year as well as for the Base Taxes and/or the Base Year (but only on one occasion as to the Base Taxes and on one occasion as to the Base Year). Every statement given by Landlord pursuant to Sections 5.03 and 5.06 shall be conclusive and binding upon Tenant unless (i) within one hundred eighty (180) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect; and (ii) if such dispute shall not have been settled by agreement, shall submit the dispute to judicial proceedings (or, at Tenant’s election, by arbitration in the manner provided in Article 33) within ninety (90) days after receipt of the statement. Tenant agrees that it and its representatives shall conduct a review with complete confidentiality and shall enter into a reasonable confidentiality agreement with Landlord respecting the review, examination and audit. Pending the determination of such dispute by agreement, judicial proceedings or arbitration as aforesaid, Tenant shall, within thirty (30) days after receipt of such statement, pay additional rent in accordance with Landlord’s statement and such payment shall be without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith pay Tenant the amount of Tenant’s overpayment of rents resulting from compliance with Landlord’s statement. If the dispute shall be determined in Tenant’s favor and the applicable statement overstated Taxes or Operating Expenses (or understated Base Taxes or Operating Expenses for the Base Year) by more than three percent (3%), then Landlord shall forthwith reimburse Tenant for all reasonable, out-of-pocket costs and expenses incurred by Tenant in connection with such review, examination, copying, audit and judicial proceedings or arbitration.

5.08 Landlord shall provide the statements contemplated by Sections 5.03 and 5.06 within two hundred seventy (270) days after the expiration of the applicable Operational Year. Following the expiration of such two hundred seventy (270) day period, Landlord shall not have any right to bill additional amounts for the applicable Operational Year.

ARTICLE 6

SUBORDINATION TO MORTGAGEES

6.01. (A) The mortgage to which this Lease is on the date hereof subject and subordinate is hereinafter called the “Existing Mortgage” and the holder of a superior mortgage or its successor in interest at the time referred to is sometimes hereinafter called a “Existing Mortgagee.” The Existing Mortgage is held by Wells Fargo Bank. Landlord represents and warrants to Tenant that, as of the date of Landlord’s execution of this Lease, Landlord is the fee simple owner of the Land and the Building and, other than the Existing Mortgage, no mortgage, other security instrument, ground lease or master lease encumbers or otherwise affects the Land and/or the Building. This Lease, and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to the Existing Mortgage which now affects the Land and/or the Building, to each and every advance made or hereafter to be made under such mortgage, and to all renewals, modifications, replacements, and extensions of such mortgages and spreaders and consolidations of such mortgages. As a condition to this Lease and the foregoing subordination becoming effective, Landlord shall obtain from the Existing Mortgagee a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) in favor of Tenant in the form annexed hereto as Schedule 6.01. For the avoidance of doubt, until the date on which a fully executed SNDA in such form is delivered to Tenant, Tenant shall have the right to rescind its execution of this Lease by written notice to Landlord.

(B) Furthermore, this Lease will be subject and subordinated to all future first mortgages or deeds of trust or ground lessors (“Superior Instruments”) affecting the Land and Building, provided that Landlord obtains a commercially reasonable nondisturbance agreement in favor of Tenant from the holder of said Superior Instrument that is reasonably acceptable to Tenant. Tenant shall execute, at no expense to the Tenant, any commercially reasonable instrument reasonably acceptable to Tenant which may be deemed necessary or desirable by the Landlord to further effect or to evidence such subordination, nondisturbance and attornment. Landlord may assign this Lease to the holder of any Superior Instrument, and the Tenant shall execute, at no expense to the Tenant, any commercially reasonable instrument reasonably acceptable to Tenant which may be necessary or desirable by the Landlord or the holder of said Superior Instrument in connection with said assignment.

ARTICLE 7

QUIET ENJOYMENT

7.01. Landlord covenants that if and so long as Tenant pays fixed rent and any additional rent as herein provided and performs Tenant’s covenants hereof prior to the expiration of any applicable notice and/or cure period, Landlord shall do nothing to affect Tenant’s right to peacefully and quietly have, hold and enjoy the Demised Premises for the Term herein defined, subject to all provisions of this Lease and the SNDA referenced in Section 6.01(A), above.

ARTICLE 8

ASSIGNMENT, MORTGAGING, SUBLETTING

8.01. Neither this Lease, nor the Term and estate hereby granted, nor any part hereof or thereof, nor the interest of Tenant in any sublease, or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant, and neither the Demised Premises, nor any part thereof shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant or shall be sublet, or be used or occupied or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant or for any purpose other than as permitted by this Lease without the prior written consent of Landlord in every case, except as expressly otherwise provided in this Article.

8.02. If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant’s time to cure such default, collect rent from the undertenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 8.01, or the acceptance of the assignee, undertenant or occupants as Tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this Lease. The consent by Landlord to assignment, mortgaging, underletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or underletting or use or occupancy by others not expressly permitted by this Article.

8.03. The following provisions shall govern in connection with the subletting of all or a portion of the Demised Premises:

(a) No sublease shall be permitted if at the time of Tenant’s request for consent under this Article 8 Tenant is in default under this Lease beyond any applicable notice and/or cure period;

(b) Tenant shall submit in writing to Landlord (i) the name and address of the proposed subtenant; (ii) the nature and character of the proposed subtenant’s business, and the intended use to be made of the Demised Premises by the proposed subtenant; (iii) the major business terms and conditions of the proposed sublease; and (iv) such reasonable financial information regarding the proposed subtenant to enable Landlord to determine the proposed sublessee’s financial responsibility; and (v) a general description of any and all work proposed to be done in the Demised Premises to be sublet;

(c) Within fifteen twenty (20) days of Landlord’s receipt of the information described in (b) above and the fee due Landlord in accordance with Section 8.07 herein, Landlord, at Landlord’s election may (i) cancel this Lease as to that portion of the Demised Premises which Tenant desires to sublease, in which event Tenant agrees to surrender all of its right, title, and interest hereunder in and to such portion and Landlord may thereafter enter into a direct Lease with the proposed subtenant or with any other persons as Landlord may desire, in which event Landlord at its sole cost and expense shall install any required demising wall between such recaptured space and the balance of the Demised Premises (provided, however, that Landlord may not elect this clause (i) unless the proposed sublease is for substantially all of the then-remaining Term); or (ii) consent to the subletting; or (iii) advise Tenant that Landlord does not consent to the request and the reasons not consenting to the proposed sublease. Landlord shall not unreasonably withhold its consent to a proposed sublease or assignment. Landlord shall not be deemed unreasonable for the purposes of consent for a sublease or an assignment if Landlord withholds its consent for any of the following: (i) in Landlord’s reasonable belief the sublessee or assignee is known as a non-performing or litigious tenant; (ii) the sublessee’s or assignee’s use will unreasonably burden the parking facilities of the Building; (iii) the sublessee’s or assignee’s use will violate any provision of this Lease; (iv) if such sublessee or assignee is an environmental nuisance; (v) if in Landlord’s reasonable discretion the Landlord does not find that the financial capacity of the assignee is adequate to perform the tenant’s obligations under this Lease; or (vi) if in Landlord’s reasonable judgment, the presence of the subtenant or assignee will have a material adverse effect upon the use and enjoyment of the Building by other tenants. Notwithstanding clause (i) to the contrary, if Tenant desires to engage in a subletting for substantially all of the then-remaining Term, then Tenant shall have the right to notify Landlord thereof and the portion of the Demised Premises that Tenant desires to sublet (i.e., without having identified a potential subtenant). By written notice to Tenant within fifteen (15) days after Landlord’s receipt of such notice, Landlord shall have the right to exercise its rights under clause (i) above; however, if Landlord fails timely to elect such right, then Landlord shall not have any right to elect clause (i) once Tenant has identified a potential subtenant for such portion of the Demised Premises and provides the notice contemplated by subsection (b) above.

(d) As a condition to Landlord’s consent, if given under (c) above, Landlord shall have obtained consent to such proposed subletting by a superior mortgagee, provided such superior mortgagee requires consent to the subletting. Landlord shall make a good faith effort to obtain any such required consent within the time limit set forth above.

(e) In connection with any subletting, Tenant shall not offer the Demised Premises, or any part thereof, to any other tenant or occupant of the Building or their subsidiaries or affiliates at any time that Landlord has comparable space in the Building available for lease.

(f) The term of the sublease shall not extend beyond a date which is one day prior to the Expiration Date.

(g) Tenant acknowledges that its sole remedy with respect to any assertion that Landlord’s failure to consent to any sublet or assignment shall be to submit the dispute to arbitration in accordance with Section 33.06, below, and Tenant shall have no other claim or course of action against Landlord as a result of Landlord’s actions in refusing to consent thereto.

8.04. Tenant shall remain fully liable for the performance of all Tenant’s obligations hereunder notwithstanding any subletting provided for herein (except to Landlord), and without limiting the generality of the foregoing, shall remain fully responsible and liable to Landlord for all acts and omissions of any subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease and any such violation shall be deemed to be a violation by Tenant.

8.05. (a) Tenant shall not, without the prior written consent of Landlord, assign this Lease, and the provisions of Section 8.03 with respect to subletting shall equally apply to any assignment of this Lease. Tenant herein named, or any immediate or remote successor in interest of Tenant herein named, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant’s obligations hereunder.

(b) If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of Section 8.05(a) shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Tenant as if such transfer of stock (or other mechanism) which results in a change of control of Tenant were an assignment of this Lease, and if Tenant is a partnership or joint venture, said provisions shall apply with respect to a transfer (by one or more transfers) of Tenant’s general partner’s interest in the distributions of profit and losses of such partnership or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a fifty (50%) percent or greater change of control of such a partnership or joint venture, as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture which results in a fifty (50%) percent or greater change of control of such partnership or joint venture were an assignment of this Lease; but said provisions shall not apply to transactions between Tenant’s general partner and Tenant’s employees or with a corporation into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant’s assets are transferred or to any corporation which controls or is controlled by Tenant or is under common control with Tenant, provided that in the event of such merger, consolidation or transfer of all or substantially all of Tenant’s assets (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, and (ii) proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction.

(c) In the event that any or all of Tenant’s interest in the Premises and/or this Lease is transferred by operation of law to any trustee, receiver or other representative or agent of Tenant, or to Tenant as a debtor in possession, and subsequently any or all of Tenant’s interest in the Premises and/or this Lease is offered or to be offered by Tenant or any trustee, receiver, or other representative or agent of Tenant as to its estate or property (such person, firm or entity being hereinafter referred to as the “Grantor”), for assignment, conveyance, lease or other disposition to a person, firm or entity other than Landlord (each such transaction being hereinafter referred to as a “Disposition”), it is agreed that Landlord has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition to such other person, firm or entity, and as to each such Disposition, the Grantor shall give written notice to Landlord in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Landlord has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein.

Landlord shall have sixty (60) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Tenant’s interest by such Disposition, and the exercise of the option by Landlord shall be effected by notice to that effect sent to the Grantor; but nothing herein shall require Landlord to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Landlord. In the event Landlord accepts such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Landlord. In the event Landlord rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm or entity; but any decrease in price of more than two percent (2%) of the price sought from Landlord or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Landlord hereunder.

(d) Without limiting any of the provisions of Articles 24 and 25, if pursuant to the Federal Bankruptcy code (hereinafter referred to as the “Code”), or any similar law hereafter enacted having the same general purpose, Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one year’s Fixed Rent plus an amount equal to the Additional Rent for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant’s obligations under this Lease, to be held and applied in the manner specified for security in Article 35.

8.06. Notwithstanding anything to the contrary contained in this Article with respect to assignment or subletting, Landlord’s consent shall not be required with respect to any assignment and/or subletting (i) to any parent, affiliate or wholly-owned subsidiary of Tenant (as defined in Rule 240.12b-2 under the Securities Exchange Act of 1934) or (ii) to any corporation or other entity which succeeds to all or substantially all of the assets and business of Tenant; however Tenant shall give Landlord prompt notice of the occurrence of any such assignment and/or subletting.

8.07. Tenant agrees that in connection with each separate request for a Landlord’s consent to a subletting or assignment, Tenant shall pay to Landlord the sum of $1,000.00 representing a reasonable compensation to Landlord for the administration costs of evaluating and responding to the request.

8.08. Tenant further agrees that it shall not place any signs on the Land or on the windows located in the Demised Premises indicating that all or any portion of the Demised Premises are available for subleasing or assignment.

8.09. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to permit the personnel of Tenant’s suppliers, Tenant’s customers and Tenant’s teaming partners to occupy portions of the Demised Premises in furtherance of their business relationship, provided that the portions of the Demised Premises occupied by such personnel are not separately demised.

ARTICLE 9

COMPLIANCE WITH LAWS AND REQUIREMENTS

OF PUBLIC AUTHORITIES

9.01. Tenant covenants to comply with all present and future laws, orders and regulations of the federal, state and municipal governments or any of their departments (collectively, “Laws”) affecting the Demised Premises, this covenant to survive the expiration or sooner termination of this Lease; provided, however, that Tenant shall not be required to perform any Tenant’s Changes to comply with Laws until Landlord’s Work and Tenant’s Work have been completed in accordance with all Laws. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of public authority, and, subject to the balance of this Section 9.01, at its expense shall comply with all laws and requirements of public authorities which shall, with respect to the Demised Premises or the use and occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant’s use of the Demised Premises; (ii) the manner of conduct of Tenant’s business or operation of its installation, equipment or other property therein; (iii) any cause or condition created by or at the instance of Tenant, other than by Landlord’s performance of any work for or on behalf of Tenant; or (iv) the breach of any of Tenant’s obligations hereunder. Furthermore, Tenant need not comply with any such law or requirement of public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 9.02.

Nothing contained herein shall be construed to require Tenant to make any Tenant’s Changes except to the extent that same are required by reason of Tenant’s specific manner of use of the Demised Premises.

9.02. Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any law or requirement of public authority, and Landlord shall reasonably cooperate with Tenant at no cost to Landlord in such proceedings provided that:

(a) Tenant shall defend, indemnify, and hold harmless Landlord against all liability, loss or damage which Landlord shall suffer by reason of such non-compliance or contest, including reasonable attorney’s fees and other expenses reasonably incurred by Landlord;

(b) Such non-compliance or contest shall not constitute or result in any violation of any superior mortgage, or, if such superior mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant;

(c) Tenant shall keep Landlord advised as to the status of such proceedings;

(d) Tenant, by its acts or omissions, does not place Landlord or other tenants in jeopardy or subject to any form of penalty or fine; and

(e) Any such proceedings shall not affect the payment of fixed rent or additional rent or other sums payable hereunder or prevent Tenant from using the Demised Premises for its intended purpose.

ARTICLE 10

INSURANCE

10.01. Tenant shall not violate, or knowingly permit the violation of, any condition imposed by the all-risk casualty policy issued for the Building and shall not do anything, or knowingly permit anything to be kept in the Demised Premises which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect, (unless Tenant pays the resulting increased amount of premium as provided in Section 10.02) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts and at normal rates reasonably satisfactory to Landlord. However, Tenant shall not be subject to any liability or obligation under this Article by reason of the proper use of the Demised Premises for the purposes permitted by Article 2.

10.02. If, by reason of any act or omission on the part of Tenant (other than proper use of the Demised Premises for the purposes permitted by Article 2), the rate of fire insurance with extended all-risk coverage on the Building or equipment or other property of Landlord or other tenants shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended all-risk coverage paid by Landlord because of such act or omission on the part of Tenant, which sum shall be deemed to be additional rent and collectible as such.

10.03. In the event that any dispute should arise between Landlord and Tenant concerning insurance rates, a schedule or “make up” of rates for the Building or the Demised Premises, as the case may be, issued by the Fire Insurance Rating Organization of New Jersey or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rates with extended coverage then applicable to such premises.

10.04. Tenant shall obtain and keep in full force and effect at all times during the Term of this Lease, at its own cost and expense: (a) “All Risk” property insurance against fire, theft, vandalism, malicious mischief, sprinkler leakage and such additional perils as are now, or hereafter may be, included in a standard extended coverage endorsement from time to time in general use in the State of New Jersey (but expressly excluding earthquake and flood) upon property of every description and kind owned by Tenant and or under Tenant’s care, custody or control located in the Building or for which Tenant is legally liable or installed by or on behalf of Tenant, including by way of example and not by way of limitation, furniture, fixtures, installation and any other personal property (but excluding the work done by Landlord in connection with Exhibit C which is owned by Landlord) in an amount equal to the full replacement costs thereof; (b) Commercial General Liability Insurance Coverage to include personal injury, bodily injury, broad form property damage, operations hazard, owner’s protective coverage, blanket contractual liability, products and completed operations liability naming Landlord, Alfieri Property Management and (provided Tenant has been notified of the identity thereof) Landlord’s mortgagee or trust deed holder and ground lessor (if any) as additional insureds in an amount per occurrence of not less than Five Million and 00/100 ($5,000,000) Dollars combined single limit bodily injury and property damage occurring in, upon, adjacent, or connected with the Demised Premises and any part thereof. Such liability insurance may be carried in the form of two or more policies, one for primary coverage and one or more for excess coverage over and above such primary coverage. Tenant shall name such other additional insureds associated with the Building as Landlord reasonably requests. Tenant shall pay all premiums and charges therefor and upon failure to do so within ten (10) business days following written notice to Tenant, Landlord may, but shall not be obligated to, make payments, and in such latter event the Tenant agrees to pay the reasonable, out-of-pocket amount thereof to Landlord on demand and said sum shall be deemed to be additional rent, and in each instance collectible on the first day of any month following the date of notice to Tenant in the same manner as though it were rent originally reserved hereunder, together with interest thereon at the rate of three points in excess of Prime Rate. Appropriate certificates shall be deposited with Landlord together with any renewals, replacements or endorsements at all times to the end that said insurance shall be in full force and effect for the benefit of the Landlord during the Term of this Lease. In the event Tenant shall fail to procure and place such insurance and such failure continues for ten (10) business days following written notice to Tenant, the Landlord may, but shall not be obligated to, procure and place same, in which event the reasonable, out-of-pocket amount of the premium paid shall be refunded by Tenant to Landlord upon demand and shall in each instance be collectible on the first day of the month or any subsequent month following the date of payment by Landlord, in the same manner as though said sums were additional rent reserved hereunder together with interest thereon at the rate of three points in excess of the Prime Rate; (c) Business interruption insurance in such amounts as will reimburse Tenant for direct loss of earnings attributable to all perils, commonly insured against by prudent tenants or assumed by Tenant pursuant to this Lease or attributable to prevention or denial of access to the demised Premises or the Building as a result of such perils; and (d) Worker’s Compensation insurance in form and amount as required by law.

10.05. All insurance policies required pursuant to this Article shall be taken out with insurers rated A-:X by A.M. Best Company, Oldwick, New Jersey who are licensed to do business in the State of New Jersey. A certificate evidencing such insurance shall be delivered to Landlord upon the commencement of the Term hereof. If Tenant receives written notice from its insurer of any material change, reduction in coverage, cancellation or other termination of insurance then Tenant shall notify Landlord and (provided Tenant has been notified of the identity thereof) Landlord’s mortgagee or trust deed holder thereof within ten (10) business days thereafter. The aforesaid insurance shall not be written with any deductible that is not commercially reasonable.

10.06. Notwithstanding anything to the contrary contained in Sections 10.1 and 10.2 above, Landlord and Tenant agree to include in each of its property (including rental value or business interruption) insurance policies a waiver of the insurer’s right of subrogation against the other party. If such waiver shall not be obtainable, the insured party must immediately so notify the other party. In that event, neither party nor its respective insurance company shall be deemed to have waived subrogation.

10.07. Notwithstanding anything to the contrary contained in Sections 10.1 and 10.2 above: Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage, or destruction with respect to its property (including rental value or business interruption) occurring during the Term of this Lease to the extent to which it is insured under a policy or policies containing a waiver of subrogation or naming the other party as an additional insured, as provided in Sections 10.04 and 10.06. If notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property (or rental value or business interruption) the other party is liable to the first party with respect thereto or is obligated under this Lease to make replacement, repair, or restoration or payment, then provided that the first party’s right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party’s insurance against such loss, damage or destruction shall be offset against the second party’s liability to the first party thereof, or shall be made available to the second party to pay for replacement, repair, or restoration, as the case may be.

10.08. The waiver of subrogation or permission for release referred to in Section 10.06 shall extend to the agents of each party and their employees and, in the case of Tenant, shall also extend to all other persons and entities occupying, using or visiting the Demised Premises in accordance with the terms of this Lease, but only if and to the extent that such waiver or permission can be obtained without additional charge (unless such party shall pay such charge). The releases provided for in Section 10.07 shall likewise extend to such agents, employees and other persons and entities, if and to the extent that such waiver or permission is effective as to them. Nothing contained in Section 10.07 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease. Except as otherwise provided in Section 10.04, nothing contained in Sections 10.04 and 10.06 shall be deemed to impose upon either party any duty to procure or maintain any of the kinds of insurance referred to therein or any particular amounts or limits of any such kinds of insurance. However, each party shall advise the other, upon request, from time to time (but not more often than once a year) of all of the policies of insurance it is carrying of any of the kinds referred to in Sections 10.01 and 10.04, and if it shall discontinue any such policy or allow it to lapse, shall notify the other party thereof with reasonable promptness. The insurance policies referred to in Sections 10.04 and 10.06 shall be deemed to include policies procured and maintained by a party for the benefit of its mortgagee or pledgee.

10.09. Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord. Tenant further acknowledges that the provisions of this Lease as set forth in Article 20 and the provisions of Section 10.04 as to Tenant’s insurance are designed to insure adequate coverage as to Tenant’s property and business without regard to fault and to avoid Landlord obtaining similar coverage for said loss for its negligence or that of its agents, servants or employees which could result in additional costs includable as part of Operating Expenses, which are payable by Tenant. Landlord will not carry insurance of any kind on Tenant’s furniture or furnishings, or on any fixtures, equipment, appurtenances or improvements (other than those enumerated in Exhibit C which belong to Landlord) of Tenant under this Lease and Landlord shall not, except as to the aforesaid Exhibit C items owned by Landlord, be obligated to repair any damage thereto or replace the same.

10.10. Landlord shall maintain the following insurance coverage with carriers licensed to do business in the State of New Jersey during the term of this Lease: (a) All-Risk Insurance for the full replacement value of the Building and all improvements, machinery, and fixtures therein, including, but not limited to, the Demised Premises, except that such insurance shall not apply to property that Tenant is expressly required to maintain property insurance for pursuant to another provision of this Article 10, and (b) Commercial General Liability Insurance (including property damage and fire legal liability) with limits of not less than those required of Tenant.

ARTICLE 11

RULES AND REGULATIONS

11.01. Tenant and its employees and agent shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit E, and such reasonable changes therein (whether by modification, elimination, or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant’s business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this Lease shall control.

11.02. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants, or conditions in any other lease, as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors. However, Landlord shall not enforce any of the Rules and Regulations in such manner as to discriminate against Tenant or anyone claiming under or through Tenant.

ARTICLE 12

TENANT’S CHANGES

12.01. Tenant shall make no changes, alterations, additions, installations, substitutions, or improvements (hereinafter collectively called “changes”, and, as applied to changes provided for in this Article, “Tenant’s Changes”) in and to the Demised Premises without the express prior written consent of Landlord, which shall not be unreasonably withheld.

All proposed Tenant’s Changes shall be submitted to Landlord for written consent at least thirty (30) days prior to the date Tenant intends to commence such changes, such submission to include all plans and specifications for the work to be done, proposed scheduling, and the estimated cost of completion of Tenant’s Changes. If Landlord consents to Tenant’s Changes, Tenant may commence and diligently prosecute to completion Tenant’s Changes, under the direct supervision of Landlord.

Notwithstanding the foregoing to the contrary: Landlord’s consent shall not be required for painting of the Demised Premises provided Tenant gives Landlord written notice of its intent to paint the Demised Premises, the manufacturer of the paint and the color of the paint. Landlord’s consent shall not be required for carpeting the Demised Premises provided Tenant gives Landlord written notice of specifically how the carpet is going to be installed. Landlord’s consent shall not be required for wall covering provided Tenant provides Landlord with the manufacturer and type of wall covering and such wall covering is properly sized to the walls when installed.

Tenant shall pay to Landlord a supervision fee (which shall include the cost of review of the proposed Tenant’s Changes) equal to five percent (5%) of the certified “hard” cost of completion of Tenant’s Changes; provided, however, that no supervision fee shall be applicable to Tenant’s Work (other than the construction management fee set forth in Exhibit C) or to painting, carpeting and/or the installation of wall coverings (collectively, “Cosmetic Changes”). Prior to the commencement of Tenant’s Changes (other than Tenant’s Work and Cosmetic Changes), Tenant shall pay to Landlord five percent (5%) of the estimated “hard” cost of completion (the “Estimated Payment”) as additional rent. Within fifteen (15) days after completion of Tenant’s Changes (other than Tenant’s Work and Cosmetic Changes), Tenant shall furnish Landlord with a statement, certified by an officer or a principal of Tenant to be accurate and true, of the total “hard” cost of completion of Tenant’s Changes (the “Total Cost”). If such certified statement furnished by Tenant shall indicate that the Estimated Payment exceeded five percent (5%) of the Total Cost, Landlord shall pay the amount of excess directly to Tenant within thirty (30) days of Tenant’s delivery of the certified statement. If such certified statement furnished by Tenant shall indicate that five percent (5%) of the Total Cost exceeded Tenant’s Estimated Payment, Tenant shall, simultaneously with the delivery to Landlord of the certified statement, pay the amount of such excess to Landlord as additional rent.

12.02. Notwithstanding the provisions of Section 12.01, any and all proposed Tenant’s Changes which shall materially affect or materially alter the following items shall require Landlord’s express written consent, which may be denied in Landlord’s sole and absolute discretion:

(a) The outside appearance or the strength of the Building or any of its structural parts; or

(b) Any other tenant’s premises; or

(c) The base building mechanical, electrical, sanitary and other service systems of the Building, or materially increase the usage of such system (i.e., supplemental or back-up facilities).

If Landlord shall provide its express written consent, then all such work shall be performed only by the Landlord, at a reasonable cost to be mutually agreed upon between Landlord and Tenant.

12.03. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant’s Changes and for final approval thereof upon completion, and shall cause Tenant’s Changes to be performed in compliance therewith and with all applicable laws and requirements of public authorities, and with all applicable requirements of insurance bodies, and in good and workmanlike manner, using new materials and equipment at least equal in quality and class to the original installations in the Building. Tenant’s Changes shall be performed in such manner as not to unreasonably interfere with, delay, or impose any additional expense upon Landlord in the construction, maintenance or operation of the Building unless Tenant shall indemnify Landlord therefore to the latter’s reasonable satisfaction. Throughout the performance of Tenant’s Changes, Tenant, at its expense, shall carry, or cause to be carried, worker’s compensation insurance in required statutory limits, and general liability insurance for any occurrence in or about the Building, in which Landlord and its agents shall be named as additional insureds in such limits as Landlord may reasonably prescribe, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Tenant’s Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant’s Changes. If any of Tenant’s Changes shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant’s Property (as defined in Article 13), such fixtures, equipment or other property shall be promptly replaced, at Tenant’s expense, with new fixtures, equipment or other property (as the case may be) of like utility and at least equal value, which shall become the property of Landlord upon installation. In addition, unless Landlord shall otherwise expressly consent in writing, the Tenant shall deliver such removed fixtures to Landlord.

12.04. Tenant, shall not do any act, or make any contract, which may create or be the foundation for any lien or other encumbrance upon any interest of Landlord or any ground or underlying lessor in any portion of the Demised Premises. If, because of any act or omission (or alleged act or omission) of Tenant, any Construction Lien Claim or other lien (collectively “Lien”), charge, or order for the payment of money or other encumbrances shall be filed against Landlord and/or any ground or underlying lessor and/or any portion of the Demised Premises (whether or not such Lien, charge, order or encumbrance is valid or enforceable as such), Tenant shall, at its own cost and expense, cause same to be discharged of record or bonded within fifteen (15) days after the filing thereof, and Tenant shall indemnify and save harmless Landlord and all ground and underlying lessor(s) against and from all costs, liabilities, suits, penalties, claims, and demands, including reasonable counsel fees, resulting therefrom. If Tenant fails to comply with the foregoing provisions, Landlord shall have the option of discharging or bonding any such Lien, charge, order or encumbrance, and Tenant agrees to reimburse Landlord for other sums of money in connection therewith (as additional rental) with interest at the maximum rate permitted by law promptly upon demand. All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter contracting with Tenant or any contractor or subcontractor of Tenant for the furnishing of any labor services, materials, supplies, or equipment with respect to any portion of the Demised Premises at any time from the date hereof until the end of the Term of this Lease are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any such Lien by bonding same and otherwise complying with the provisions of Section 9.02.

12.05. Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 12 shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute, nor interference with the business of Landlord or any tenant or occupant of the Building. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Tenant or any other tenant, Landlord reserves the right unilaterally to alter Tenant’s ingress and egress to the Building or make any other changes in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location. Landlord represents, warrants and covenants that no union contracts presently affect the Land and/or the Building; provided, however, that Landlord is obligated to use union cleaning contractors. The foregoing provisions of this Section 12.05 shall not be construed to require Tenant or its contractors to use union labor.

ARTICLE 13

TENANT’S PROPERTY

13.01. All fixtures, equipment, improvements, and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term of this Lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article expressly provided.

13.02. All business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises (all of which are sometimes called “Tenant’s Property”), shall be and shall remain the property of Tenant and may be removed by it at any time during the Term of this Lease; provided that if any of Tenant’s Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant’s Property.

13.03. At or before the Expiration Date, or the date of an earlier termination of this Lease, or as promptly as practicable after such an earlier termination date, Tenant at its expense, shall remove from the Demised Premises all of Tenant’s Property except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and, if requested by Landlord, all items of work done by or on behalf of Tenant after the Commencement Date shall be removed by Tenant and Tenant shall repair any damage to the Demised Premises or the Building resulting from such removal. If Tenant fails to remove its Property, then Tenant may at Landlord’s sole discretion, be deemed a hold-over Tenant as contemplated in Article 40.

13.04. Any other items of Tenant’s Property (except money, securities, and other like valuables) which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, in such manner as Landlord may see fit, at Tenant’s expense.

13.05. Landlord hereby expressly waives any and all rights granted by or under any present or future laws to levy or distrain for rent, in arrears, in advance or both, on any of Tenant’s Property, or of any subtenant or licensee of Tenant except after Landlord has instituted a legal action which permits the Landlord to levy or distrain on Tenant’s Property. In no event shall Landlord be permitted to distrain upon Tenant’s files and/or its proprietary documentation.

ARTICLE 14

REPAIRS AND MAINTENANCE

14.01. Tenant shall take good care of the interior of the Demised Premises (other than (a) elements of the base building structure and systems located therein and (b) with respect to floors of the Building on which the Demised Premises occupy all of the rentable area, restrooms, elevator lobbies and other elements that would constitute common areas or Landlord-controlled areas on multi-tenant floors (“Full-Floor Common Areas”)). Subject to Article 10, Tenant, at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise in and about the Demised Premises and the Building, as shall be required by reason of (i) the performance of Tenant’s Finish Work or Tenant’s Changes; (ii) the installation, use or operation of Tenant’s Property in the Demised Premises by Tenant, its agents or employees; (iii) the moving of Tenant’s Property in or out of the Building; or (iv) the misuse or neglect of Tenant or any of its employees, agents, contractors or invitees; but Tenant shall not be responsible, and Landlord shall be responsible, for any of such repairs as are required by reason of Landlord’s neglect or other fault in the manner of performing any of Tenant’s Finish Work or Tenant’s Changes which may be undertaken by Landlord for Tenant’s account or are otherwise required by reason of neglect or other fault of Landlord or its employees, agents, or contractors, except if required by the neglect or other fault of Tenant or its employees, agents, or contractors. Subject to Article 10, Tenant, at its expense, shall replace all scratched, damaged or broken doors or other glass in the Demised Premises and shall be responsible for all repairs, maintenance, and replacement of wall and floor coverings in the Demised Premises and, for the repair, maintenance and replacement of all non-Building standard lighting fixtures therein.

14.02. Landlord, subject to the provisions of Section 5.04, shall keep and maintain the Building and its fixtures, appurtenances, systems and facilities serving the Demised Premises (including, without limitation, common areas and Full-Floor Common Areas), in good working order, condition, and repair and shall make with all due diligence all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Demised Premises and the Building so as to maintain the same in a manner commensurate with first-class office buildings in the Market Area (as hereinafter defined) and in compliance with all Laws, except for those repairs for which Tenant is expressly responsible pursuant to any other provisions of this Lease.

14.03. Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption, or injury to Tenant’s business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease or required by law, to make in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises, provided that Landlord shall use due diligence with respect thereto and shall perform such work, except in case of emergency, at a time reasonably convenient to Tenant and otherwise in such a manner as will not materially interfere with Tenant’s use of the Demised Premises. Provided, however, nothing contained herein shall require Landlord to make such repairs or changes on an overtime basis.

ARTICLE 15

ELECTRICITY

15.01. Landlord shall furnish the electric energy that Tenant shall require in the Demised Premises. Prior to the Commencement Date, submeters shall be installed by Landlord in accordance with Exhibit C to measure Tenant’s use of electricity at the Demised Premises (other than for Building standard heat and air conditioning as described in Exhibit C). Tenant shall pay the cost of such use to Landlord as additional rent, based upon the actual electrical energy usage as measured by the sub-meters as if Tenant was a direct independent customer of the utility company. At the termination of this Lease, Tenant, at its sole cost and expense, shall be responsible for removing the sub-meters and restoring the Demised Premises to the condition prior to the meters’ installation.

15.02. Tenant shall pay Landlord as additional rent, the costs and charges for all electric energy furnished to Tenant for use in the Temporary Use Space during the period commencing on the Commencement Date and expiring on the date on which Tenant surrenders the Temporary Use Space, as reasonably determined by a survey to be made by a reputable independent electrical engineer or similar agency using prevailing retail rates. The cost of such survey shall be borne by Tenant. If Tenant disagrees with the determination of such engineer or agency, Tenant shall have the right to submit such matter to arbitration in the manner provided in Article 33.

15.03. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act, or omission of the public utility serving the Building with electricity or for any other reason. Landlord shall furnish and install all replacement lighting tubes, lamps, bulbs, and ballasts required in the Demised Premises at Tenant’s reasonable expense.

15.04. Tenant’s use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. Landlord represents and warrants that the capacity of such electrical conductors and equipment is 2000 amp 480 volt service. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord’s prior written consent in each instance (which shall not be unreasonably withheld), connect any additional fixtures, appliances, or equipment to the Building electrical distribution system or make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date in a manner that would cause the load to exceed 8.6 watts per rentable square foot. Should Landlord grant such consent, all additional risers, HVAC equipment or other electrical equipment required therefor shall be provided by Landlord and the cost of installation and maintenance thereof shall be paid by Tenant upon Landlord’s demand. As a condition to granting such consent, Landlord, at Tenant’s sole expense, may cause a new survey to be made of the use of electric energy (other than for Building standard heating and air-conditioning as described in Exhibit C) in order to calculate the potential additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment. When the amount of such increase is so determined, and the estimated cost thereof is calculated, the amount of monthly additional rent payable pursuant to Section 15.02 hereof shall be adjusted to reflect the additional cost, and shall be payable as therein provided.

15.05. If the public utility rate schedule for the supply of electric current to the Building shall be increased during the Term of this Lease, the additional rent payable pursuant to Section 15.02 hereof shall be equitably adjusted to reflect the resulting increase in Landlord’s cost of furnishing electric service to the Demised Premises effective as of the date of any increase. Landlord and Tenant agree that the rate charged to Tenant for electricity shall not be greater than the rate Tenant would have paid had the Demised Premises been separately metered.

ARTICLE 16

HEATING, VENTILATION AND AIR-CONDITIONING

16.01. Landlord, subject to the provisions of Section 5.04, shall maintain and operate the heating, ventilating, and air-conditioning systems (hereinafter called “the systems”) and shall furnish heat, ventilating, and air conditioning (hereinafter collectively called “air conditioning service”) in the Demised Premises through the systems, in a manner commensurate with first-class office buildings in the Market Area and in compliance with all Laws and the performance specifications set forth in Exhibit C, as may be required for comfortable occupancy of the Demised Premises from 7:30 A.M. to 7:00 P.M. Monday through Friday and 7:00 A.M. to 1:00 P.M. on Saturday (“Regular Hours”) except days observed by the Federal or the state government as legal holidays (“Holiday Hours”) throughout the year. If Tenant shall require air-conditioning service at any other time (hereinafter called “after hours”), Landlord shall furnish such after hours air-conditioning service upon reasonable advance notice from Tenant, and Tenant shall pay Landlord’s then established charges therefor on Landlord’s demand. As of the Commencement Date the charge for after hours HVAC shall be $75.00, subject to change by Landlord (which shall only be based on actual increases in Landlord’s cost of providing such service) upon notice to Tenant.

16.02. Use of the Demised Premises, or any part thereof, in a manner exceeding the design conditions (including occupancy and connected electrical load) specified in Exhibit C for air-conditioning service in the Demised Premises or rearrangement of partitioning which interferes with normal operation of the air-conditioning in the Demised Premises, may require changes in the air-conditioning system servicing the Demised Premises. Such changes, so occasioned, shall be made by Landlord, at Tenant’s reasonable expense, as Tenant’s Changes pursuant to Article 12.

ARTICLE 17

LANDLORD’S OTHER SERVICES

17.01. Landlord, subject to the provisions of Section 5.04, shall provide public elevator service, passenger and service, in a manner commensurate with first-class office buildings in the Market Area and in compliance with all Laws by elevators serving the floors on which the Demised Premises are situated during Regular Hours, and shall have at least one passenger elevator subject to call at all other times.

17.02. Landlord, subject to the provisions of Section 5.04, shall cause the Demised Premises, the common areas and the Full-Floor Common Areas, including the exterior and the interior of the windows thereof, to be cleaned in a manner commensurate with first-class office buildings in the Market Area and in compliance with all Laws. Tenant shall pay to Landlord on demand the reasonable out-of-pocket costs incurred by Landlord for (a) extra cleaning work in the Demised Premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors; (ii) use of portions of the Demised Premises for preparation, serving or consumption of food or beverages, data processing, or reproducing operations, private lavatories or toilets or other special purpose areas requiring greater or more difficult cleaning work than office areas; (iii) unusual quantity of interior glass surfaces; (iv) non-building standard materials or finishes installed by Tenant or at its request; and (b) removal from the Demised Premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy; provided, in each case, that Tenant has provided its prior written approval of such costs. Landlord, its cleaning contractor, and their employees shall have after-hours access to the Demised Premises and the free use of light, power, and water in the Demised Premises as reasonably required for the purpose of cleaning the Demised Premises in accordance with Landlord’s obligations hereunder.

17.03. Landlord, subject to the provisions of Section 5.04, shall furnish hot and cold water to each floor of the Building for drinking, lavatory, and cleaning purposes, together with soap, towels, and toilet tissue for each lavatory in a manner commensurate with first-class office buildings in the Market Area and in compliance with all Laws. If Tenant uses water for any other purpose, Landlord, at Tenant’s expense, may install meters to measure Tenant’s consumption of cold water and/or hot water for such other purposes and/or steam, as the case may be. Tenant shall pay for the quantities of cold water and hot water shown on such meters, at Landlord’s cost thereof, on the rendition of Landlord’s bills therefor.

17.04. Landlord, at its expense, and at Tenant’s request, shall insert initial listings on the Building directory of the names of Tenant, and the names of any of their officers and employees, provided that the names so listed shall not take up more than Tenant’s proportionate share of the space on the Building directory. All Building directory changes made at Tenant’s request after the Tenant’s initial listings have been placed on the Building directory shall be made by Landlord at the expense of Tenant, and Tenant agrees to promptly pay to Landlord as additional rent the cost of such changes within ten (10) days after Landlord has submitted an invoice therefor.

17.05. Landlord reserves the right, without any liability to Tenant, to stop service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator, or other Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes, or the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord’s reasonable control.

17.06. Landlord shall make available for Tenant’s use four (4) parking spaces per one thousand (1,000) rentable square feet contained within the Demised Premises (“Tenant’s Proportionate Share of parking spaces”) in common with other tenants of the Building in the parking area adjacent to the Building. In the event Landlord grants any person or entity any reserved parking rights with respect to the parking areas on or serving the Land, then upon request of Tenant, Landlord shall grant to Tenant reserved parking rights on the same proportionate basis as was granted to such third party; it being understood and agreed, however, that in no event shall the number of reserved parking spaces for the Building exceed forty (40).

17.07. The Building and the Demised Premises shall be cleaned (including trash and recyclables removal; provided, however, that Tenant shall make separate arrangements, at its expense, for the removal of non-office trash and recyclables from the dry laboratory portion of the Demised Premises) in a manner commensurate with first-class office buildings in the Market Area, in compliance with all Laws and in accordance with the Cleaning and Maintenance Schedule set forth on Exhibit D annexed hereto and made a part hereof.

17.08. Tenant acknowledges that as part of the consideration for this Lease, and in order not to interfere with the rights of other tenants or other tenants’ quiet enjoyment of the common areas of the Building and otherwise prevent Landlord from performing its services without causing increases to the cost of such services, Tenant agrees that it shall not permit its employees to congregate in hallways or elevators, shall not permit its employees to create an unsightly condition in or about any passageway from the Building or the common areas or to the parking lot/deck, with regard to smoking, including the disposal of cigarettes, in the courtyard and/or outer areas adjacent to the Building and will otherwise require its employees to act and conduct themselves in the common areas in such a manner as will not disturb other tenants or the use and enjoyment by other tenants of the Building.

17.09. Landlord agrees to maintain the Building and the Land (including, without limitation, landscaping, parking lot maintenance, exterior lighting and snow and ice removal) in a manner commensurate with first-class office buildings in the Market Area, in compliance with all Laws and in order with the standards set forth on Exhibit G, attached hereto.

17.10. Notwithstanding any provision of this Lease to the contrary, if any portion of the Demised Premises cannot be occupied by Tenant for the normal conduct of Tenant’s business for five (5) consecutive business days as the result of any interruption of any Landlord service

(heating, ventilating, air conditioning, electric, sanitary, elevator, or other Building systems serving the Demised Premises) due to any default by Landlord under this Lease, or any act or omission of Landlord (including any work performed by Landlord in or at the Building, except for work necessitated by the misuse or neglect of Tenant or of Tenant’s agents, servants, visitors or licensees), then in any such event, commencing on the sixth (6th) consecutive business day after such interruption, the fixed rent and additional rent shall abate in proportion to the portion of the Premises which cannot be so occupied until the date such portion may again be occupied by Tenant for the normal conduct of Tenant’s business. If, however, any portion of the Demised Premises cannot be occupied by Tenant for the normal conduct of Tenant’s business as the result of any interruption of any Landlord service (heating, ventilating, air conditioning, electric, sanitary, elevator, or other Building systems serving the Demised Premises) due to any Force Majeure event, then the fixed rent and additional rent shall not abate unless such interruption continues for fifteen (15) consecutive business days, in which case Rent shall abate commencing on the sixteenth (16th) consecutive business day in proportion to the portion of the Demised Premises which cannot be so occupied until the date such portion may again be occupied by Tenant for the normal conduct of Tenant’s business. For the avoidance of doubt, any commercially reasonable, out-of-pocket costs incurred by Landlord in exercising its commercially reasonable efforts to restore any interrupted Landlord service in accordance with this Section 17.10 may be included in Operating Expenses to the extent permitted by Article 5. The foregoing shall apply to each and every provision of this Lease, even if this Section 17.10 is not specifically cross-referenced. The remedies provided for in this Section 17.10 shall be Tenant’s sole remedies for any interruption of Landlord services as described above, subject to the provisions of Section 17.11, below. The term “Force Majeure” event shall mean and include all those situations beyond Landlord’s control, including but not limited to, acts of God; accidents; casualties to Landlord’s Work; strikes; shortages of labor, materials or supplies; inclement weather; and, where applicable, the passage of time while awaiting for an adjustment of insurance proceeds.

17.11. If Landlord shall fail at any time to make any payment or to perform any act which the Landlord is obligated to make or perform under this Lease, then, after Tenant gives notice thereof to Landlord and thirty (30) days has expired, Tenant may, but shall not be obligated to, without waiving or releasing the Landlord from any of its obligations under this Lease, make any payment or perform any act in such manner and to such extent as shall be reasonably necessary, and in exercising any such rights Tenant may pay ordinary and necessary expenses incidental thereto, including but not limited to reasonable attorneys’ fees. All reasonable sums so paid by Tenant and all necessary and incidental costs and expenses in connection with the performance of any such act by the Tenant, together with interest thereon at the rate of three (3) percent per annum in excess of Prime Rate, shall be due and payable by Landlord to Tenant promptly after demand therefor is made by the Tenant. In the event that Landlord shall dispute Tenant’s claim, Landlord shall provide a detailed statement setting forth the reasons for such dispute, as well as the basis therefor. Tenant shall have the right, at its election, to resolve any such dispute by arbitration in the manner provided in Article 33 (but not Section 33.06). However, prior to entry and execution of a judgment (or, as applicable, arbitration award) against Landlord in favor of Tenant for any such amounts which are not paid by Landlord as aforesaid, Tenant may not deduct such amounts from, or off-set such amounts against, any fixed rent and/or any additional rent due from Tenant under this Lease.

17.12. During the Term, including any renewal thereof, Landlord shall continuously operate and maintain the Cafeteria and Fitness Center (both as hereinafter defined) in a first-class manner; it being understood and agreed that the Cafeteria, at a minimum, shall be operated Monday through Friday for lunch. In the event the Cafeteria is not open for sixty (60) days (or, in the event of a casualty, condemnation or Force Majeure event, such longer period as is reasonably necessary to overcome such casualty, condemnation or Force Majeure event, up to an additional one hundred twenty (120) days) in any twelve (12) month period (Saturday, Sunday and federal and New Jersey holidays excluded), then as its sole and exclusive remedy, Tenant shall receive a reduction in fixed rent at the daily rate of $196.45 for each business day that the Cafeteria is not open for business. In no event shall the floor space of the Cafeteria be converted to a different use.

17.13. During the Term, including any renewal thereof, Tenant shall have the right, at its expense, to continue use of the backup generator and fuel tank (and the related wiring, cabling, conduit and other appurtenances) that exist and are being used by Tenant as of the date of this Lease and, as reasonably necessary, repair, maintain and/or replace the same.

17.14. During the Term, including any renewal thereof, Tenant shall have the right, at its expense, to continue use of the satellite dish (and the related wiring, cabling, conduit and other appurtenances) that exists and is being used by Tenant as of the date of this Lease and, as reasonably necessary, repair, maintain and/or replace the same.

ARTICLE 18

ACCESS, CHANGES IN BUILDING FACILITIES, NAME

18.01. All walls, windows, and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors, and any core corridor entrance), except the inside surfaces thereof, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan room, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, decoration, and repair are reserved to Landlord.

18.02. Tenant shall permit Landlord to install, use, and maintain pipes, ducts, and conduits within the demising walls, bearing columns, and ceilings of the Demised Premises.

18.03. Landlord or Landlord’s agent shall have the right upon request (except in emergency under clause (ii) hereof) to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours, (i) to examine the Demised Premises and to show them to the holders of superior mortgages, prospective purchasers or mortgagees of the Building as an entirety; and (ii) for the purpose of making such repairs or changes or doing such repainting in or to the Demised Premises or its facilities, as may be provided for by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, changes, repainting, or maintenance, without liability to Tenant but Landlord shall not unreasonably interfere with Tenant’s use of the Demised Premises. Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building.

18.04. During the period of six (6) months prior to the Expiration Date, Landlord may exhibit the Demised Premises to prospective tenants.

18.05. Landlord reserves the right, at any time after completion of the Building, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, and stairways thereof, as it may deem necessary or desirable, provided, however, that such changes shall not reduce the size of the Demised Premises or materially adversely affect the access to the Demised Premises.

18.06. Landlord may adopt any name for the Building other than the name of one of Tenant’s competitors. Landlord reserves the right to change the name or address of the Building at any time; provided, however, that if Landlord voluntarily changes the name or address of the Building, then Landlord shall reimburse Tenant for the reasonable out-of-pocket costs incurred by Tenant in updating its business materials.

18.07. Landlord at its sole cost and expense shall provide pylon signage for the Building which shall include Tenant’s name and logos on the uppermost listing strip. If another tenant leases the balance of the Building, its name can be placed on the bottom half of the pylon sign.

18.08. During the Term, including any renewal thereof, (a) Tenant shall have the right, at its expense, to continue use of Tenant’s exterior Building signage existing as of the date of this Lease and, as reasonably necessary, repair, maintain and/or replace the same (including, without limitation, to reflect any changes in Tenant’s legal or trade name, logo or standard identity signage) and (b) Landlord shall not grant any other person or entity exterior Building signage or ground floor lobby signage (other than Building standard directional and/or directory signage). In the event Tenant leases less than one half of the floor space in the Building, the foregoing provisions of this Section 18.08 shall lapse and be of no further force of effect; however, in such event, Landlord shall not grant exterior Building façade signage or ground floor lobby signage (other than Building standard directional and/or directory signage) to any person or entity that leases less rentable area in the Building than Tenant.

18.09. Subject to applicable law, the Building shall be accessible to Tenant and its invitees twenty-four (24) hours a day, seven (7) days a week, three hundred sixty five (365) days per year.

ARTICLE 19

NOTICE OF ACCIDENTS

19.01. Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Demised Premises; (ii) all fires in the Demised Premises; (iii) all damage to or defects in the Demised Premises, including the fixtures, equipment, and appurtenances thereof, for the repair of which Landlord might be responsible; and (iv) all damage to or defects in any parts or appurtenances of the Building’s sanitary, electrical, heating, ventilating, air-conditioning, elevator, and other systems located in or passing through the Demised Premises or any part thereof or any part of the Building.

ARTICLE 20

NON-LIABILITY AND INDEMNIFICATION

20.01. Neither Landlord nor Tenant nor any agent or employee of Landlord or Tenant shall be liable to the other for any injury or damage to the other or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of the other or of any other person, irrespective of the cause of such injury, damage, or loss.

20.02. Subject to Article 10, and except to the extent caused by the negligence or willful misconduct of Landlord, its employees, agents and contractors, Tenant shall indemnify, defend and save Landlord harmless against and from all third-party liabilities, claims, suits, fines, penalties, damages (other than indirect, consequential and punitive damages), losses, fees, costs and expenses (including reasonable attorneys’ fees) which may be imposed upon, incurred by or asserted against Landlord by reason of (a) Any work or thing done in, on or about the Demised Premises or any part thereof by or on behalf of Tenant (other than by or through Landlord); (b) Any use, occupation, condition, operation of the Demised Premises or any part thereof; (c) Any negligence or willful misconduct on the part of Tenant or any subtenant or any employees, licenses or invitees; and (d) Any accident, injury (including death) or damage to any third party or property owned by someone other than Tenant and not under the care, custody or control of Tenant occurring in or about the Demised Premises or any part thereof, unless caused by Landlord, its agents or employees.

The provisions of this Section 20.02 shall survive the expiration or earlier termination of this Lease.

20.03. Subject to Article 10, and except to the extent caused by the negligence or willful misconduct of Tenant, its employees, agents and contractors, Landlord shall indemnify, defend and save Tenant harmless against and from all third-party liabilities, claims, suits, fines, penalties, damages (other than indirect, consequential and punitive damages), losses, fees, costs and expenses (including reasonable attorneys’ fees) which may be imposed upon, incurred by or asserted against Tenant by reason of (a) Any work or thing done in, on or about the Building or any part thereof by or on behalf of Landlord; (b) Any use, occupation, condition, operation of the common areas of the Building or any part thereof or of any parking lot, street, alley, sidewalk, curb, vault, passageway or space adjacent thereto or any occurrence on any of the same on the part of Landlord; (c) Any negligence or willful misconduct on the part of Landlord or any employees, agents and contractors; (d) Any accident, injury (including death) or damage to any third party or property owned by someone other than Landlord and not under the care, custody or control of Landlord occurring in or about the common areas of the Building or any part thereof or in, on or about any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto, unless caused by Tenant, its agents or employees.

The provisions of this Section 20.03 shall survive the expiration or earlier termination of this Lease.

20.04. Except as otherwise expressly provided in this Lease, this Lease and the obligations of Landlord or Tenant hereunder shall be in no way affected, impaired or excused because the other party is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease (other than any monetary obligations) by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel supplies or labor resulting therefrom, or other like cause beyond the other party’s reasonable control.

ARTICLE 21

DESTRUCTION OR DAMAGE

21.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this Lease shall not have been terminated as in this Article hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of the Tenant’s Property.

21.02. If the Building or the Demised Premises shall be partially damaged or partially destroyed by fire or other cause the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore, and rebuild the Building and the Demised Premises, provided, however, that should Tenant reoccupy a portion of the Demised Premises during the period of restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

21.03. If the Building or the Demised Premises shall be damaged or destroyed by fire or other cause, then, within thirty (30) days after the occurrence of the fire or other casualty, Landlord shall notify Tenant of the date on which Landlord in good faith believes the repair and restoration of the Building will be complete (the “Estimated Restoration Date”).

Notwithstanding anything to the contrary expressed in this Article 21, if the Building or the Demised Premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than twenty-five percent (25%) of the full insurable value of the Building immediately prior to the casualty, then in either such case, Landlord may terminate this Lease by giving Tenant notice to such effect within one hundred eighty (180) days after the date of the casualty. In case of any damage or destruction mentioned in this Article, Tenant may terminate this Lease by notice to Landlord if the Estimated Restoration Date is later than one hundred eighty (180) days after the occurrence of the fire or other casualty. In addition, if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the Demised Premises prior to the Estimated Restoration Date, or within such period after such date (not exceeding three (3) months) as shall equal the aggregate period Landlord may have been delayed in doing so by labor trouble, governmental controls, act of God, or any other unforeseeable cause beyond Landlord’s reasonable control, Tenant may terminate this Lease by notice to Landlord.

21.04. No damages, compensation, or claim shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall use commercially reasonable efforts to perform such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant’s use and occupancy during such time that Tenant is able to use the Demised Premises during Landlord’s restoration.

21.05. Landlord will not carry insurance of any kind on Tenant’s Property, and shall not be obligated to repair any damage thereto or replace the same.

21.06. The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and any law of the State of New Jersey providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

ARTICLE 22

EMINENT DOMAIN

22.01. If the whole of the Building or access thereto or the parking areas thereof shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use of purpose, this Lease and the Term and estate hereby granted shall forthwith terminate as of the date of vesting of title on such taking (which date is herein after also referred to as the “date of the taking”), and the rents shall be prorated and adjusted as of such date.

22.02. If any part of the Building or access thereto or the parking areas thereof shall be so taken, this Lease shall be unaffected by such taking, except that Tenant may elect to terminate this Lease in the event of a partial taking, if the area of the Demised Premises or access thereto or the parking areas serving the same shall not be reasonably sufficient for Tenant to continue feasible operation of its business. Tenant shall give notice of such election to Landlord not later than thirty (30) days after the date of such taking. Upon the giving of such notice to Landlord, this Lease shall terminate on the date of service of notice and the rents apportioned to the part of the Demised Premises so taken shall be prorated and adjusted as of the date of the taking and the rents apportioned to the remainder of the Demised Premises shall be prorated and adjusted as of such termination date. Upon such partial taking and this Lease continuing in force as to any part of the Demised Premises, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent shall be reduced to the amount apportioned to the remainder of the Demised Premises and additional rent shall be payable pursuant to Article 5 according to the Rentable Area remaining.

22.03. Except as specifically set forth in Section 22.04. hereof, Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Tenant hereby expressly assigns to Landlord all of its right, title, and interest in or to every such award. Notwithstanding the foregoing, Tenant may claim a condemnation award for the unamortized portion of the cost incurred by Tenant in connection with any of Tenant’s Property installed pursuant to this Lease and severance damages. In addition, Tenant may sue the appropriate, agency for relocation expenses pursuant to the Relocation Assistance Act, N.J.S.A. 20:4-1 et seq.

22.04. If the temporary use or occupancy of all or any part of the Demised Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive any award which does not serve to diminish Landlord’s award in any respect and, if so awarded, for the taking of Tenant’s Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall remain responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the fixed rent and additional rent when due. If the period of temporary use or occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant, Tenant shall receive so much thereof as represents the period prior to the Expiration Date and Landlord shall receive so much thereof as represents the period subsequent to the Expiration Date. All moneys received by Tenant as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the rents hereunder have been paid by Tenant shall be received, held, and applied by Tenant as a trust fund for payment of the rents falling due hereunder.

22.05. In the event of any taking of less than the whole of the Building which does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter, and restore the remaining parts of the Building and the Demised Premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises provided that Landlord’s liability under this Section 22.05 shall be limited to the net amount (after deducting all costs and expenses, including, but not limited to, legal expenses incurred in connection with the eminent domain proceeding) received by Landlord as an award arising out of such taking. If such taking occurs within the last three (3) years of the Term of this Lease, Landlord shall have the right to terminate this Lease by giving the Tenant written notice to such effect within ninety (90) days after such taking, and this Lease shall then expire on that effective date stated in the notice as if that were the Expiration Date, but the fixed rent and the additional rent shall be prorated and adjusted as of the date of such taking.

22.06. Any dispute which may arise between the parties with respect to the meaning or application of any of the provisions of this Article shall be determined by arbitration in the manner provided in Article 33.

ARTICLE 23

SURRENDER

23.01. On the last day of the Term of this Lease, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition, and repair, except for ordinary wear and tear and such damage or destructions as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of Tenant’s Property therefrom except as otherwise expressly provided in this Lease. The provisions of this Article 23 shall survive the expiration or sooner termination of this Lease.

ARTICLE 24

CONDITIONS OF LIMITATION

24.01. This Lease and the Term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like imports or whenever a petition shall be filed by Tenant under the arrangement provisions of any law of like import, whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then Landlord, (a) at any time of receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for sixty (60) days, Landlord may give Tenant a notice of intention to end the Term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 26.

24.02. This Lease and the Term and estate hereby granted are subject to the further limitation that:

(a) Whenever Tenant shall default in the payment of installment of fixed rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, or any day upon which the same ought to be paid, and such default shall continue for twenty (20) days after written notice thereof; or

(b) Whenever Tenant shall do or knowingly permit anything to be done, whether by action or inaction, contrary to any of Tenant’s obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to risk of criminal liability or foreclosure of any superior mortgage if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant’s intention to duly institute all steps necessary to remedy such situation; (ii) duly institute within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the same; (iii) complete such remedy within such time after the date of giving of said notice to Landlord as shall reasonably be necessary; or

(c) Whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm, or corporation other than Tenant, except as expressly permitted by Article 8; or

(d) If Tenant shall default in the timely payment of rent or additional rent and any such default shall continue to be repeated for two (2) consecutive months or for a total of four (4) months in any period of twelve (12) months, or more than three (3) times in any six (6) month period, then, notwithstanding that such defaults shall have each been cured within the applicable period, any similar default shall be deemed to be deliberate and Landlord may thereafter serve a notice of termination upon Tenant without affording to Tenant opportunity to cure such default; then, and in any of the foregoing cases, this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall, if the Landlord so elects, terminate upon ten (10) days written notice by Landlord to Tenant of Landlord’s election to terminate this Lease and the Term hereof shall expire and come to an end on the date fixed in such notice, with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for the rent and additional rent which subsequently accrues and for damages as provided in Article 26.

ARTICLE 25

RE-ENTRY BY LANDLORD

25.01. If this Lease shall expire as provided in Article 24, Landlord or Landlord’s agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law (but not by force or other self-help), without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold, and enjoy the Demised Premises again as and of its first estate and interest therein. The word “re-enter”, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this Lease under the provisions of Article 24 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 26.

25.02. In the event of a breach or threatened breach by Landlord or Tenant of any of their respective obligations under this Lease, either Landlord or Tenant, as the case may be, shall also have the right of injunction. The special remedies hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the parties may lawfully be entitled at any time.

25.03. If this Lease shall terminate under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of any termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security, or otherwise, but such moneys shall be credited by Landlord against any fixed rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord’s option, against any damages payable by Tenant under Article 26 or pursuant to law.

ARTICLE 26

DAMAGES

26.01. If this Lease is terminated under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of Article 25, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action of any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either;

(a) A sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate of the fixed rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the Demised Premises, over (ii) the aggregate rental value of the Demised Premises for the same period, or

(b) Sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting, the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers’ commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining Term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. Damages shall also include the unamortized portion of the cost of Landlord’s Work and any brokerage fees or commissions paid by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof to be relet by Landlord for the unexpired portion of the Term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.

If this Lease or Tenant’s right to possession of the Demised Premises is terminated, then Landlord shall use commercially reasonable efforts to relet the Demised Premises and otherwise mitigate its damages.

26.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been so terminated under the provisions of Article 24, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to seek and obtain as liquidated damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 26.01.

26.03. In the event Landlord or Tenant is required or elects to take legal action against the other party to enforce the provisions of this Lease, then the prevailing party in such action shall be entitled to collect from the other party its costs and expenses incurred in connection with the legal action (including, without limitation, reasonable attorneys’ fees and court costs).

ARTICLE 27

WAIVERS

27.01. Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease for the Term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

27.02. In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

27.03. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

27.04. The provisions in Articles 16 and 17 shall be considered express agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord’s obligations with respect to such services.

ARTICLE 28

NO OTHER WAIVERS OR MODIFICATIONS

28.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act, or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, or termination of effectuation of the abandonment is sought.

28.02. Without limiting Section 28.01, the following provisions shall also apply:

(a) No agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant’s account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant’s property in connection with such subletting.

(b) The receipt by Landlord of rent with knowledge of breach of any obligation of this Lease shall not be deemed a waiver of such breach.

(c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

ARTICLE 29

CURING TENANT’S DEFAULTS

29.01. If Tenant shall default in the performance of any of Tenant’s obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) ten (10) days from the date Landlord gives Tenant notice of intention so to do, or (ii) the applicable grace period provided in Section 24.02 or elsewhere in this Lease for cure of such default, whichever occurs later.

29.02. Bills, invoices and purchase orders for any and all reasonable out-of-pocket costs, charges, and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, including reasonable counsel fees involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof, or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including any such cost, expense, and disbursement involved in instituting and prosecuting summary proceedings, may be sent by Landlord to Tenant monthly, or immediately, at Landlord’s option, and, shall be due and payable in accordance with the terms of such bills.

ARTICLE 30

BROKER

30.01. Tenant covenants, warrants, and represents that there was no broker except Jones Lang LaSalle (“Broker”) instrumental in consummating this Lease and that no conversations or negotiations were had with any broker except Broker concerning the renting of the Demised Premises. Landlord and Tenant each agrees to hold the other harmless against any claims for a brokerage commission arising out of any conversations or negotiations had by it with any broker except Broker. Landlord agrees to pay Broker pursuant to a separate agreement.

ARTICLE 31

NOTICES

31.01. Any notice, statement, demand, or other communications required or permitted to be given, rendered, or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth. Notice may also be given by overnight mail. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, or other communications intended for it. In the event of the cessation of any mail delivery for any reason, personal delivery shall be substituted for the aforedescribed method of serving notices.

ARTICLE 32

ESTOPPEL CERTIFICATE

32.01. Tenant agrees, when requested by Landlord, to execute and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the fixed rent and additional rent have been paid, whether any dispute exists with respect thereto and stating whether or not, to Tenant’s best knowledge, Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant may have knowledge and any other information which Landlord shall reasonably require, it being intended that any such statement delivered pursuant hereto may be relied upon by others. Such statement shall be served upon Landlord by Tenant within ten (10) business days of Landlord’s request.

ARTICLE 33

ARBITRATION

33.01. The parties hereto shall not be deemed to have agreed to determination of any dispute arising out of this Lease by arbitration unless determination in such manner shall have been specifically provided for in this Lease.

33.02. The party desiring arbitration shall give notice to that effect to the other party and shall in such notice appoint a person as arbitrator on its behalf. Within ten (10) days, the other party by notice to the original party shall appoint a second person as arbitrator on its behalf. The arbitrators thus appointed shall appoint a third person, and such three arbitrators shall as promptly as possible determine such matter, provided, however that:

(a) If the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall proceed to determine such matter; and

(b) If the two arbitrators appointed by the parties shall be unable to agree, within ten (10) days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written notice to the parties of such failure to agree, and, if the parties fail to agree upon the selection of such third arbitrator within ten (10) days after the arbitrators appointed by the parties give notice as aforesaid, then within five (5) days thereafter either of the parties upon notice to the other party may request such appointment by the American Arbitration Association (or any organization successor thereto), or in it absence, refusal, failure, or inability to act, may apply for a court appointment of such arbitrator.

33.03. Each arbitrator shall be a fit and impartial person who shall have had at least five years’ experience in a calling connected with the matter of dispute.

33.04. The arbitration shall be conducted, to the extent consistent with this Article, in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto). The arbitrators shall render their decision and award, upon the concurrence of at least two of their number, within thirty (30) days after the appointment of the third arbitrator. Such decision and award shall be in writing and shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from, or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrator(s) so rendered in any court of competent jurisdiction.

33.05. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator and all other expenses of the arbitration (other than the fees and disbursement of attorneys or witnesses for each party) shall be borne by the parties equally.

33.06. The provisions of this Section 33.06 shall apply to any dispute in which Tenant alleges that Landlord has wrongfully withheld its consent hereunder, including a proposed assignment or subletting. If Landlord and Tenant are unable to resolve their dispute within three

(3) business days then the dispute shall be resolved by a retired judge of the Superior Court or Federal District Court of New Jersey that conducts arbitrations and is reasonably acceptable to both parties (the “Single Arbitrator”). Within two (2) business days after the expiration of said three (3) business day period, the parties shall agree upon the Single Arbitrator. In reaching such agreement, due consideration shall be given to the availability of the Single Arbitrator to act within the time frames set forth in this Section 33.06. In the absence of such agreement, either party may, upon telephonic notice to the other, make application to the Assignment Judge of the Superior Court of Monmouth County to appoint the Single Arbitrator. Within three (3) business days after the Single Arbitrator is chosen, each party shall submit to the Single Arbitrator a statement setting forth its position as to why the Landlord has reasonably or unreasonably withheld its consent. Within five (5) business days after the Single Arbitrator is chosen, a hearing shall be held by him/her in Red Bank, New Jersey to decide the controversy. The matter shall be determined in accordance with the Commercial Arbitration Rules (Expedited Procedures) of the American Arbitration Association. The prevailing party shall be entitled to recover from the other party the costs and fees incurred by the prevailing party pursuant this Section 33.06 including reasonably attorney’s fees and arbitrator’s fees. Position papers, copies of exhibits intended to be produced at the hearing, and a list of witnesses intended to be called to testify at the hearing shall be exchanged by the parties and submitted to the Single Arbitrator, all by facsimile or electronic transmission. The Single Arbitrator’s award shall be limited to determining whether the Landlord has been reasonable or unreasonable in withholding its consent, and in the case of a proposed sublease or assignment, whether such transaction can proceed. Thereafter the Single Arbitrator shall determine the amount of fees to be awarded to the prevailing party, which shall be paid within ten (10) days after the parties’ receipt of the determination. The Single Arbitrator shall not have the latitude to make any other determinations. The award need not make any findings of fact or determinations of law, and shall be binding upon the parties, without any right of appeal.

ARTICLE 34

NO OTHER REPRESENTATIONS, CONSTRUCTION, GOVERNING LAW

34.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. It is understood and agreed that all understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Lease, which alone fully and completely express their agreements with respect to the subject matter hereof and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease made by the other.

34.02. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

34.03. This Lease shall be governed in all respects by the laws of the State of New Jersey.

ARTICLE 35

SECURITY

35.01. Tenant shall deposit with Landlord the sum of $239,017.00 within one (1) business day after the execution of this Lease. Said deposit (sometimes referred to as the “Security Deposit”) shall be held by Landlord as security for the faithful performance by Tenant of all the terms of this Lease by said Tenant to be observed and performed. Upon receipt of the Security Deposit, Landlord shall return to Tenant the Security Deposit (the Silicon Valley Bank letter of credit) that has been posted pursuant to the Existing Lease and the Security Deposit paid under this Lease shall also serve as the Security Deposit under the Existing Lease. The Security Deposit shall not and may not be mortgaged, assigned, transferred, or encumbered by Tenant, without the written consent of Landlord, and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. If Tenant shall default under this Lease beyond the expiration of any applicable notice and/or cure period, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, following written notice to Tenant appropriate and apply the entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of fixed or additional rent and any loss or damage sustained by Landlord due to such breach on the part of Tenant, plus expenses; and Tenant shall forthwith upon demand restore the Security Deposit to the original sum deposited. The issuance of a warrant and/or the re-entering of the Demised Premises by Landlord for any default on the part of Tenant or for any other reason prior to the expiration of the Term shall not be deemed such a termination of this Lease as to entitle Tenant to the recovery of the Security Deposit. The Security Deposit shall be promptly returned in full to Tenant (less any amounts previously applied in accordance with this Article 35 and not restored) after the expiration of the Term of this Lease and Tenant’s satisfaction of all its obligations accruing prior to expiration date of this Lease. In the event of bankruptcy or other creditor-debtor proceedings against Tenant, the Security Deposit and all other securities shall be deemed to be applied first to the payment of fixed and additional rent and other charges due Landlord for all periods prior to the filing of such proceedings. In the event of sale by Landlord of the Building, Landlord shall deliver the then balance of the Security Deposit to the transferee of Landlord’s interest in the Demised Premises and Landlord shall thereupon be discharged from any further liability with respect to the Security Deposit and this provision shall also apply to any subsequent transferees. No holder of a superior mortgage to which this Lease is subordinate shall be responsible in connection with the Security Deposit, by way of credit or payment of any fixed or additional rent, or otherwise, unless such mortgagee actually shall have received the entire Security Deposit. At Tenant’s option, the Security Deposit may be posted as a letter of credit in the form of Exhibit G, attached hereto (with such commercially reasonable modifications as may be required by the issuer thereof), issued by a bank that is acceptable to Landlord in its sole but reasonable business judgment.

35.02. Notwithstanding anything to the contrary contained in this Lease, if, as of November 30, 2014, Tenant is not in default under this Lease beyond the expiration of any applicable notice and/or cure period, then the Security Deposit shall be reduced so as to equal $119,508.33. If the Security Deposit is so reduced, then the excess Security Deposit held by Landlord shall be applied against the monthly installment of Fixed Rent for December 2014 or Landlord shall reasonably cooperate to reduce the amount of the letter of credit so as to equal $119,508.33, as applicable.

ARTICLE 36

PARTIES BOUND

36.01. The obligation of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 8 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 24. No landlord hereunder shall be liable for any obligation or liability based on or arising out of any event or condition occurring during the period that such landlord was not the owner of the Building or a landlord’s interest therein.

36.02. If Landlord shall be an individual, joint venture, tenancy in common, partnership, trust, unincorporated association, or other unincorporated aggregate of individuals and/or entities or a corporation, Tenant shall look only to such Landlord’s estate and property in the Building and the Land and proceeds therefrom and, where expressly so provided in this Lease, to offset against the rents payable under this Lease for the collection of a judgment (or other judicial process) which requires the payment of money by Landlord in the event of any default by Landlord hereunder. No other property or assets of such Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant’s use or occupancy of the Demised Premises. Further, Landlord and Tenant each agree that the other shall not be liable to it for any special, indirect, or consequential damages arising out of the other’s breach of this Lease.

ARTICLE 37

CONSENTS

37.01. Wherever it is specifically provided in this Lease that a party’s consent is not to be unreasonably withheld, a response to a request for such consent shall also not be unreasonably conditioned or delayed. If either Landlord or Tenant considers that the other had unreasonably withheld or delayed a consent, it shall so notify the other party within ten (10) days after receipt of notice of denial of the requested consent or, in case notice of denial is not received, within twenty (20) days after making its request for the consent.

37.02. Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any such consent, and Tenant agrees that its sole remedy shall be to submit the dispute to arbitration in accordance with Section 33.06, above. Landlord shall have no liability to Tenant for its refusal or failure to give such consent.

ARTICLE 38

MORTGAGE FINANCING—TENANT COOPERATION

38.01. In the event that Landlord desires to seek mortgage financing secured by the Demised Premises, Tenant agrees reasonably to cooperate with Landlord in the making of any application(s) by Landlord for such financing including the delivery to Landlord’s mortgage broker or mortgagee, of such information as they shall reasonably require with respect to Tenant’s occupancy of the Demised Premises, including, but not limited to the current financial statement of Tenant, but Tenant shall not be required to deliver such information directly to Landlord, all of the above to be at no cost and expense of Tenant.

ARTICLE 39

ENVIRONMENTAL COMPLIANCE

39.01. Tenant shall, at Tenant’s sole cost and expense, comply with the New Jersey Industrial Site Recovery Act and the regulations promulgated thereunder (referred to as “ISRA”) as same relate to Tenant’s occupancy of the Demised Premises, as well as all other state, federal or local environmental law, ordinance, rule, or regulation either in existence as of the date hereof or enacted or promulgated after the date of this Lease, that concern the management, control, discharge, treatment and/or removal of hazardous discharges or otherwise affecting or affected by Tenant’s use and occupancy of the Demised Premises. Tenant represents that Tenant’s North American Industry Classification System (“NAICS”) number does not subject it to ISRA. Tenant shall, at Tenant’s own expense, make all submissions to, provide all information to, and comply with all requirements of the New Jersey Department of Environmental Protection (“NJDEP”). Should the NJDEP, pursuant to any environmental law, rule, or regulation, determine that a investigation and/or cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharge of hazardous substances or wastes at the Demised Premises which occur during the Term of this Lease and were caused by Tenant or its agents or contractors, then Tenant shall, at Tenant’s own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans so as to cause issuance of an unconditional No Further Action Letter; provided, however, that in no event shall Tenant pursue or implement any institutional or engineering controls affecting the Demised Premises, Building or Land unless Tenant has first obtained Landlord’s express written consent, which shall be granted at Landlord’s reasonable discretion. In the event that Landlord shall have to comply with ISRA by reason of Landlord’s actions, Tenant shall promptly provide all information requested by Landlord for preparation of non-applicability affidavits, a Negative Declaration, No Further Action Letter or other ISRA application and shall promptly sign such affidavits when requested by Landlord. Tenant shall indemnify, defend, and save harmless Landlord from all fines, natural resource and other damages, suits, procedures, claims, and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Demised Premises which occur during the Term of this Lease and were caused by Tenant or its agents or contractors, and from all fines, suits, procedures, claims, and actions of any kind arising out of Tenant’s failure to provide all information, make all submissions and take all actions required by the NJDEP or any other governmental entity. Tenant’s obligations and liabilities under this Paragraph shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes at the Demised Premises which occur during the Term of this Lease and were caused by Tenant or its agents or contractors. Tenant’s failure to abide by the terms of this paragraph shall be restrainable by injunction. Tenant shall have no responsibility to obtain an ISRA “Negative Declaration/No Further Action Letter” or “Letter of Non-Applicability” from the NJDEP if the sole reason for obtaining same is in connection with a sale or other disposition of the real estate by Landlord, but Tenant agrees to cooperate with Landlord in Landlord’s effort to obtain same and shall perform at Tenant’s expense any clean up required by reason of Tenant’s use and occupancy of the Demised Premises.

39.02. Landlord represents and warrants to the best of its knowledge, that the Building, Demised Premises and Land and their existing and prior uses shall, as of the Commencement Date comply with, and Landlord has, to the best of its knowledge, not been in violation of, and has not violated, in connection with the ownership, use and maintenance or operation of the Building, Demised Premises or Land and the conduct of the business related thereto, any applicable Laws. In the event that the Building, the Demised Premises and Land are not in compliance with any Laws as of the Commencement Date (provided that such noncompliance is not attributable to any act or omission of the Tenant or any of its employees or agents), then Landlord shall at its expense promptly comply with any such Law. If Landlord shall default in its obligations under this Section 39.02, Tenant may proceed in accordance with Section 17.11.

39.03. Landlord shall indemnify, defend, and save harmless Tenant from all fines, suits, procedures, claims, and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Demised Premises which occurred or were on the Land, Building and/or Demised Premises prior to the term of the Existing Lease, or which occur during the term of the Existing Lease or this Lease and were caused by Landlord or its agents or contractors, and from all fines, suits, procedures, claims, and actions of any kind arising out of Landlord’s or Landlord’s agents failure to provide all information, make all submissions and take all actions required by any division of NJDEP. This paragraph shall survive the expiration or earlier termination of this Lease.

39.04. Landlord represents and warrants to Tenant that (i) neither the Building or the Demised Premises, nor the Land have been used by Landlord to dump, discard, landfill, deposit or dispose of any substance material above, on or below ground which is toxic or hazardous to human health, which would constitute unlawful disposal and/or which would require clean up, removal or special disposal under current federal and/or state environmental laws or regulations; nor to Landlord’s knowledge has there been any such occurrence; (ii) to Landlord’s knowledge there are no underground tanks or toxic hazardous substances used in or about the Building, Land or Demised Premises including, but not limited to PCB’s, asbestos, Urea Formaldehyde

Foam Insulation or the like; and (iii) to Landlord’s knowledge, the Building, Demised Premises and the Land are in full compliance with all Laws, including but not limited to, all applicable rules and regulations related thereto. Landlord shall indemnify and hold Tenant harmless from and against any liabilities, losses and costs, including Tenant’s reasonable attorney’s fees, which Tenant may incur by reason of Landlord’s beach of the foregoing warranties and representations and shall, at Landlord’s sole cost and expense, immediately remove any hazardous substance from the Demised Premises which is not attributable to the acts or omissions of Tenant, its agents, contractors, invitees and employees. The foregoing provisions shall survive the expiration or earlier termination of this Lease.

ARTICLE 40

HOLDING OVER

40.01. Tenant will have no right to remain in possession of all or part of the Demised Premises after the expiration of the Term. If Tenant remains in possession of all or any part of the Demised Premises after the expiration of this Lease without the express consent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal or extension of this Lease for any further Term; and (c) such tenancy may be terminated by Landlord upon the earlier of (i) thirty (30) days prior written notice, or (ii) the earliest date permitted by law. In such event, monthly rent will be increased to an amount equal to one hundred fifty percent (150%) of the monthly rent payable during the last month of the Term, and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy will be subject to every other term, condition, and covenant contained in this Lease. The provisions of this Section shall not be construed to relieve Tenant from liability to Landlord for damages resulting from any such holding over, or preclude Landlord from implementing summary dispossess proceedings.

40.02. Notwithstanding anything to the contrary contained in this Lease, by written notice to Landlord not less than ninety (90) days prior to the scheduled expiration of the Term, Tenant shall have the right to hold over for a period of up to six (6) months following the expiration of the Term, or any extension thereof, without disturbance by Landlord or being subject to any damages, at one hundred twenty-five percent (125%) of the Fixed Rent as in effect during the last month of the previous Term for the first three months of holdover which shall increase to one hundred fifty percent (150%) for the next three months of holdover, plus any increases in Taxes and Operating Expenses due under this Lease. If, however, Landlord has executed a lease with a third party at the time of Tenant’s exercise of the right herein accorded, then Tenant’s right of holdover for the second three months shall be inapplicable to the space that has been so leased.

ARTICLE 41

CERTAIN DEFINITIONS AND CONSTRUCTIONS

41.01. For the purpose of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires, the definitions set forth in Exhibit F annexed hereto shall be utilized.

41.02. The various terms which are italicized and defined in other Articles of this Lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context shall otherwise require.

41.03. The submission of this Lease for examination does not constitute a reservation of, or option for, the Demised Premises, and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

41.04. The Article headings in this Lease and the Index prefixed to this Lease are inserted only as a matter of convenience in reference and are not to be given any effect whatsoever in construing this Lease.

41.05. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases in this Lease shall have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or interference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated.

ARTICLE 42

RELOCATION OF TENANT

Intentionally Omitted.

ARTICLE 43

MORTGAGEE’S CONSENT

Intentionally Omitted.

ARTICLE 44

OPTION TO RENEW

44.01. Provided that at the time of the exercise of the Option to Renew and as of the expiration of the then current term (i) Tenant is not then in default of the terms, covenants, and provisions of this Lease beyond the expiration of any applicable notice and/or cure period, and (ii) Tenant shall be in occupancy and possession of not less than fifty percent (50%) of the rentable area of the Demised Premises pursuant to this Lease, Landlord hereby grants to Tenant the right to renew the term of this Lease for one (1) additional period of five (5) years (the “Renewal Period”) commencing on the day after the initial Expiration Date upon the same terms and conditions as set forth in this Lease other than the fixed annual rental which shall be the Fair Market Value (as hereinafter defined) of the Demised Premises at the time of the commencement of the Renewal Period, adjusting as necessary for the lapse of time between the date of Tenant’s notification of intent to exercise its option to renew and the date on which the Renewal Period is scheduled to commence. Said fixed annual rental shall be payable in equal monthly installments in advance on the first day of each and every month of the Renewal Period. The base year for calculation of additional rent for increase in taxes and operating expenses for the Renewal Period shall be calendar year 2018. Tenant shall exercise the within Option by giving written notice to Landlord not later than twelve (12) months prior to the initial Expiration Date, TIME BEING OF THE ESSENCE. If Tenant fails to give such notice, Tenant will be deemed to have waived such Renewal Option and the provisions of this Section shall be null and void. For a period of thirty (30) days following Landlord’s receipt of such notice, Landlord and Tenant shall in good faith attempt to agree upon the Fair Market Value of the Demised Premises. If Landlord and Tenant are unable to agreement upon the Fair Market Value of the Demised Premises within such thirty (30) day period, they shall submit the matter to arbitration pursuant to Article 33 (but not Section 33.06). Promptly after the determination of the Fair Market Value of the Demised Premises, Landlord and Tenant shall enter into an amendment to memorialize the exercise of the Option to Renew and the fixed annual rental “Fair Market Value” shall mean the rent generally payable in the general area of Garden State Parkway Exit 109 market area (the “Market Area”) by tenants accepting their demised premises in their “as is” condition and taking into consideration the tenant improvement allowance and other concessions for demised premises of approximately the same size, level of tenant improvement and condition as the Demised Premises in a comparable building for an equivalent term, and all other relevant considerations in determining Fair Market Value.

ARTICLE 45

RIGHT OF FIRST NEGOTIATION

45.01. Provided that Tenant is not then in default under the terms, covenants, and provisions of this Lease beyond the expiration of any applicable notice and/or cure period, Landlord hereby grants to Tenant the ongoing right to lease additional space on the second (2nd) floor of the Building and that part of the first (1st) floor of the Building that is not part of the Demised Premises (hereinafter “Expansion Space”). Each and every time that Landlord becomes aware that any Expansion Space is becoming available for occupancy by Tenant (but not earlier than twelve (12) months prior to the date on which such particular Expansion Space will become available for occupancy by Tenant), Landlord shall notify Tenant of the such Expansion Space, which notice shall include a description of such Expansion Space and the date on which Landlord expects the same will become available for occupancy (each, an “Availability Notice”). The Right of First Negotiation is further subject to the following terms and conditions:

(a) Within twenty one (21) days after Tenant’s receipt of an Availability Notice, Tenant shall notify Landlord if Tenant is interested in leasing the Expansion Space. If so, then the Expansion Space shall be leased upon the same terms and conditions as set forth in this Lease other than the fixed annual rental which shall be the Fair Market Rental, as determined pursuant to Article 44 (and, as necessary, Article 33). If Tenant fails to respond to an

Availability Notice, it shall be conclusively presumed that Tenant is not interested in leasing the specified Expansion Space, and Landlord shall be free to market the same, free of Tenant’s right of first of first refusal; provided, however, that if within six (6) months subsequent to the Availability Notice, Landlord has not leased such Expansion Space to a third party, then Landlord shall again provide an Availability Notice with respect to such Expansion Space prior to leasing the same to a third party.

(b) Tenant shall have no rights pursuant to this Article 45 with respect to any particular Expansion Space unless and until such particular Expansion Space has been leased by Landlord to a tenant other than Tenant during the Term and thereafter becomes available. The above right of first negotiation shall be on-going and continue until twelve (12) months preceding the expiration of the original term or Renewal Period, as applicable. Landlord shall not be required to respond to any Tenant Initial Notice if given during the last twelve (12) months of the original term of this Lease unless Tenant exercises (or has exercised) its option to renew as set forth in Article 44 of the Lease, as herein amended.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

WITNESS:	LANDLORD:
ALFIERI-100 SCHULTZ ASSOCIATES, L.P.
a New Jersey Limited Partnership

/s/ MICHAEL ALFIERI
	By:	MICHAEL ALFIERI
	Title:	General Partner

ATTEST:	TENANT:
IKANOS COMMUNICATIONS, INC.
A Delaware Corporation

/s/ Jim Murphy
	By:	Jim Murphy
	Title:	Vice President of Human Resources

EXHIBIT A

DESCRIPTION OF LAND

100 SCHULZ DRIVE

ALL that certain tract or parcel of land and premises, situate, lying and being in the Township of Middletown, in the County of Monmouth, State of New Jersey, more particularly described herein.

BEING known and designated as Lot 2 in Block 296, on a map entitled “Final Map for the SHAV Corporation consisting of Lots 16, 16-D, 17, 18 and 19 in Block 296, Middletown Twp, Monmouth Co.” dated June 2, 1980 and filed December 1, 1980 in the Monmouth County Clerk’s Office as Case 170-6.

BEING more particularly described in accord with said filed map as follows:

BEGINNING at the point of intersection of the northerly line of the Garden State Parkway and the westerly line of Schulz Drive as marked by a monument and running thence:

1.	North 52 degrees 20' 10" West for a distance of 185.59 feet to Garden State Parkway Monument #A-165; thence

2.	North 47 degrees 42' 50" West for a distance of 374.45 to Garden State Parkway Monument #A-167; thence

3.	North 34 degrees 29' 19" West for a distance of 90.96 feet to a monument; thence

4.	North 2 degrees 51' 30" West for a distance of 258.85 feet; thence

5.	South 87 degrees 26' 27" East for a distance of 313.90 feet; thence

6.	South 7 degrees 42' 18" West for a distance of 34.64 feet; thence

7.	South 82 degrees 17' 42" East for a distance of 265.00 feet to the said westerly line of Schulz Drive; thence

8.	South 7 degrees 42' 18" West for a distance of 620.57 feet along the said westerly line of Schulz Drive to the place and point of Beginning.

Being Lot 16.06, Block 296, Tax Map of Township of Middletown.

Subject to easements, restrictions and covenants of record and such state of facts as an accurate survey may reveal.

LAND100S

11/9/90

A-1

EXHIBIT B

FLOOR PLAN

SEE ATTACHED

B-1

IKANOS
"GIVE BACK SPACE"
12,500 RSF
IKANOS
"PROPOSED EXTENSION PREMISES"
7,364 RSF
IKANOS
"GIVE BACK SPACE"
5,136 RSF

ALFIERI	PROJECT: TENANT PLACEMENT PLAN MIDDLETOWN II 100 SCHULZ DRIVE 1ST FLOOR MIDDLETOWN, NEW JERSEY		DWG. NO.: DD01TEN
	JOB NO. E:\ACAD\DD\01EXTEN\DD01TEN.DWG

25,000 RSF
IKANOS
PROPOSED "GIVE BACK SPACE"
IKANOS
PROPOSED "GIVE BACK SPACE"
F
F.1
E
D.1
D
C
C.1
B
A.1
A
1
1.2
2
2.1
3
4
4.1
5
5.1
6

ALFIERI	PROJECT: TENANT PLACEMENT PLAN MIDDLETOWN II 100 SCHULZ DRIVE 2ND FLOOR MIDDLETOWN, NEW JERSEY	APPROVED:	DWG. NO.:
		REVISED: DATE:11/04/98(461) DATE:11/01/00	DD02TEN
	JOB NO. E:\ACAD\DD\02EXTEN\DD02TEN.DWG	DATE:03/23/93(59)

25,000 RSF
IKANOS
"PROPOSED EXTENSION TERM PREMISES"
IKANOS
"PROPOSED EXTENSION TERM PREMISES"

ALFIERI	PROJECT: TENANT PLACEMENT PLAN MIDDLETOWN II 100 SCHULZ DRIVE 3RD FLOOR MIDDLETOWN, NEW JERSEY	APPROVED: REVISED: DATE:11/04/98(461) DATE:11/01/00	DWG. NO.: DD03TEN
	JOB NO. G:\ACAD\00\03EXTEN\DD03TEN.DWG	DATE:03/23/93(69)

25,000 RSF
IKANOS
"EXTENSION TERM PREMISES"
IKANOS
"EXTENSION TERM PREMISES"

ALFIERI	PROJECT: TENANT PLACEMENT PLAN MIDDLETOWN II 100 SCHULZ DRIVE 4TH FLOOR MIDDLETOWN, NEW JERSEY		DWG. NO.: DD04TEN
	JOB NO. E:\ACAD\DD\04EXTEN\DD04TEN.DWG

EXHIBIT C

LANDLORD’S WORK

This Exhibit C is attached to and made a part of a Lease dated March      , 2011 (the “Lease”), between ALFIERI – 100 SCHULTZ ASSOCIATES, LLP (“Landlord”) and IKANOS COMMUNICATIONS, INC. (“Tenant”).

The purpose of this Exhibit C is to set forth the respective rights and obligations of Landlord and Tenant with respect to space planning, engineering, final working drawings, construction and/or installation of Landlord’s Work and Tenant’s Work (as hereinafter defined) in the premises demised by the Lease (the “Demised Premises”) and in 100 Schulz Drive, Red Bank, New Jersey (the “Building”).

Capitalized terms used herein shall, unless otherwise defined in this Exhibit C, have the same meanings ascribed to them in the Lease.

1. Landlord’s Base Building Work. Landlord at its sole cost and expense shall:

(a) Construct a cafeteria on the first floor of the Building (the “Cafeteria”) that will be open to serve Tenant, other tenants in the Building, and tenants of Tri-Park Corporate Park (200 Schulz Drive and 230 Half Mile Road) no later than January 2, 2012, subject, however to an extension of no more than sixty (60) days in the event there is a delay in the permitting of such improvement

(b) Be responsible for the demise of the Demised Premises on the 1st floor, including, but not limited to construction of the demising walls, ceiling tiles, above ceiling HVAC, life safety systems, and the refinishing of common areas and elevator lobby to building standards no later than March 1, 2012, provided that Tenant surrenders the Give-back Space in accordance with Section 1.07 of the Lease;

(c) Renovate the lobby, all common areas and rest rooms of the Building and install a building energy management system no later than January 2, 2012;

(d) Install four (4) separate submeters to measure Tenant’s consumption of electricity within the Demised Premises no later than March 1, 2012. Any more than 4 submeters shall be installed by Landlord at Tenant’s sole cost and expense;

(e) Construct a fitness center on the 1st floor of the Building (the “Fitness Center”) that shall be open for use by Tenant’s employees free of charge no later than January 2, 2012, subject, however to an extension of no more than sixty (60) days in the event there is a delay in the permitting of such improvement, and provided that Tenant surrenders the Give-back Space in accordance with Section 1.07 of the Lease

C-1

The above items are referred to as “Landlord’s Work.” Landlord’s Work shall be performed in a good and workmanlike manner in accordance with all Laws; in addition, items (a), (b), (c) and (e) of Landlord’s Work will be performed with a quality and level of finish comparable to the quality and level of finish in the corresponding portions of the building located at 499 Thornall, Edison, New Jersey.

2. Tenant’s Work. Landlord shall improve, renovate and refurbish the Demised Premises for Tenant’s continued use and occupancy pursuant to the provisions of this Exhibit C, and the Plans (as defined in 4(b) hereof). All work shown on the Plans shall include, but not be limited to, interior partitions, doors, hardware, wall and floor coverings, lighting, electric power wiring, sprinklers and fire safety equipment, and shall be “Tenant’s Work” and shall be undertaken and paid for as set forth in this Exhibit C; provided, however, that if the base building structure, the base building systems, the common areas and/or the Full-Floor Common Areas do not comply with the Americans with Disabilities Act or any other Law (whether or not the same constitutes an instance of permitted nonconformance) and any changes to the foregoing are required in order to obtain any permit, approval, inspection or other item required for the lawful performance of Tenant’s Work and occupancy of the Demised Premises, then such changes shall be performed at Landlord’s expense and without deducting the costs thereof from the Workletter Allowance. The cost of the Base Building Work shall not be chargeable against the Workletter Allowance. Landlord at its own cost and expense shall provide space planning services to Tenant to facilitate preparation of the Plans. Landlord shall solicit bids for the trades for Tenant’s Work from not less than three (3) qualified contractors per trade. Tenant may select up to three (3) qualified contractors per trade to bid on Tenant’s Work, subject to Landlord’s reasonable approval of the same. Landlord and Tenant shall jointly, reasonably and expeditiously choose the trade contractors for Tenant’s Work based on their reasonable evaluation of the bid price, the contractor’s reliability and reputation for quality workmanship, size of jobs performed and timeliness of performance, the contractor’s past job performance with them, and the ability of the bidding contractor to satisfy licensing and insurance requirements for the job. The trade contract for Tenant’s Work shall be subject to Tenant’s reasonable approval and, at Tenant’s request, shall be a guaranteed maximum price contract. Landlord or one of Landlord’s affiliates shall act as construction manager for the job and shall be entitled to receive a construction management fee comprised of the Overhead and Profit as set forth in the following paragraph 3.

3. Costs

(a) Once Plans (as defined in 5(b) below) for Tenant’s Work to be performed by Landlord are finalized and approved as provided in 5(b) hereof, Landlord shall furnish to Tenant within five (5) business days a reasonably detailed breakdown of the estimated costs of Tenant’s Work based on the approved Plans. The costs shall include all labor and materials and Landlord’s architectural and engineering fees plus the following:

•	General conditions, as applicable, to Tenant’s Work;

•	The cost estimate for each trade;

•	Overhead at ten percent (10%) for the general conditions and the trade estimates above;

•	Profit at five percent (5%) for all the items listed above.

(b) Before Landlord shall become obligated to commence Tenant’s Work or any portion thereof, Tenant shall approve in writing the estimated costs thereof as shown on the most recent cost breakdown furnished by Landlord to Tenant.

(c) Other than the aforesaid construction management fee, Landlord shall not be entitled to any supervision, administrative, or plan review fee or the like in connection with Tenant’s Work.

4. Workletter Allowance

(a) Landlord shall provide Tenant with an allowance (“Workletter Allowance”) equal to $18.00 per rentable square foot of Demised Premises which shall be used to pay for the costs of Tenant’s Work, including hard and soft costs including but not limited to construction, architectural and consultant fees, furniture, moving costs, voice and cabling expenses and other such items. At Tenant’s option, Tenant shall have the right to use the Workletter Allowance during the period commencing on the date on which this Lease is fully executed and expiring concurrently with the initial Term. Any estimated costs, as shown on the latest cost breakdown furnished by Landlord to Tenant, that are anticipated to be incurred by Landlord in connection with the performance of Tenant’s Work (other than Tenant’s telephone, security and/or computer installations, all of which shall be performed by Tenant) over and above the amount of the Workletter Allowance shall be paid by Tenant to Landlord as additional rent as follows: (i) 50% upon finalization of the Plans and Landlord’s and Tenant’s approval of the trade contracts; and (ii) 50% upon substantial completion of the work shown on the Plans. Landlord shall not charge Tenant any supervision, administrative or plan review fees for costs related to Tenant’s furniture, moving costs, voice and cabling, telephone, security and/or computer installations.

(b) The Workletter Allowance (as the same may be supplemented as provided in 4(a) above) shall be used by Landlord for payment of the costs incurred by Landlord in the performance of Tenant’s Work. After completion of Tenant’s Work by Landlord and Tenant has delivered to Landlord a final list of Punchlist Items (as defined in 9, below), any unused balance of the Workletter Allowance (as the same may have been supplemented as provided in 4(a) above) shall be released or credited by Landlord to Tenant against payment of the fixed rent next becoming due under the Lease.

5. Plan Preparation and Approval

(a) Landlord shall cause to be prepared, as part of Tenant’s Work, all architectural and engineering drawings, plans and other construction documents (“Construction Drawings and Documents”) for Tenant’s Work which, at a minimum, shall include the following: demolition plans, partition plans, ceiling plans, electrical plans, mechanical/HVAC plans, plumbing plans, fire protection plans, life safety plans, finishes plans (including a full material board) and any other similar drawings and/or plans that are required for receipt of construction permits. Said Construction Drawings and Documents shall be consistent with the specifications for the Building, all applicable building codes and the architectural and construction practices generally utilized in first class office buildings.

(b) As soon as practicable after execution of the Lease, Landlord shall submit to Tenant, for Tenant’s approval (which approval shall not be unreasonably conditioned, delayed or denied), at least two (2) sets of sealed preliminary Construction Drawings and Documents for Tenant’s Work described in 2, above, based upon space plans theretofore approved by Landlord and Tenant, the protocol for approval of which shall be the same as for the Construction Drawings and Documents. Tenant shall review and approve or disapprove such Construction Drawings and Documents within ten (10) business days after receipt thereof. If Tenant shall not approve the Construction Drawings and Documents submitted by Landlord, Tenant shall notify Landlord within said ten (10) business days of Tenant’s disapproval and shall describe the revisions thereto which are reasonably deemed necessary by Tenant for the purpose of obtaining its approval. Within ten (10) business days after being so informed by Tenant, Landlord shall submit to Tenant for Tenant’s approval (which approval shall not be unreasonably conditioned, delayed or denied), revised Construction Drawings and Documents incorporating the revisions and/or modifications requested by Tenant. Tenant shall notify Landlord whether such revised Construction Drawings and Documents are approved within five (5) business days after receipt thereof. The process described in the preceding sentences of this 5(b) shall be repeated until Landlord and Tenant have agreed upon the final form of the Construction Drawings and Documents for Tenant’s Work to be performed by Landlord. At least two (2) full sets of Construction Drawings and Documents shall be signed by both Landlord and Tenant, evidencing their respective approvals thereof, whereupon Landlord shall be authorized to proceed with Tenant’s Work covered by such Construction Drawings and Documents.

(c) Notwithstanding anything to the contrary contained in 5(b) above, Landlord shall have the sole and absolute discretion to approve or disapprove any work that (i) will be visible from the exterior of the Demised Premises, or (ii) will adversely involve or may adversely affect any structural or exterior element of the Building or (iii) will delay completion of the work to be performed by Landlord in the Demised Premises beyond July 31, 2012, or (iv) will increase the costs of insurance or the Taxes on the Building unless in the case of (iv) Tenant first gives assurance reasonably acceptable to Landlord for payment of such increased costs.

6. Modifications to Plans

(a) If, after final approval of the Plans for and/or during the performance of Tenant’s Work, Tenant desires to amend, change or modify the Plans, Tenant shall submit to Landlord, for its approval (which approval shall not be unreasonably conditioned, delayed or denied), a reasonably detailed description of the proposed amendment, change or modification, together with such drawings and other information as Landlord may reasonably request. The procedure for review and approval of such amendment, change or modification shall be the same as that set forth in 5(b) above.

(b) Within three (3) business days after Landlord and Tenant have approved a proposed amendment, change or modification of the Plans, Landlord shall furnish to Tenant an amended statement of the aggregate costs to complete Tenant’s Work being performed by Landlord, inclusive of the costs related to the approved amendment, change or modification of the Plans. Landlord shall not be obligated to proceed with any work shown by any such amendment, change or modification of the Plans until Tenant has paid in full to Landlord as additional rent under the Lease the excess of the amended aggregate costs to complete Tenant’s Work being performed by Landlord in excess of the unused balance of the Workletter Allowance as of the date of such amended statement of costs to complete Tenant’s Work being performed by Landlord.

7. Materials and Workmanship

(a) All Landlord’s Work and Tenant’s Work performed by Landlord in connection with the preparation of the Demised Premises for Tenant’s use and occupancy shall be performed in a good and workmanlike manner, in accordance with all applicable laws and regulations, and in substantial conformance with the Plans. Unless specified otherwise, all materials installed in the Demised Premises will be new.

(b) All work (such as telephone, security and computer installations) not performed by Landlord in connection with the preparation of the Demised Premises for Tenant’s use and occupancy shall likewise be performed in a good and workmanlike manner, in accordance with all applicable laws and regulations, and in substantial conformance with Plans therefor which are first approved by Landlord. With respect to telephone, security and computer installations and any other work not to be performed by Landlord and not required to be removed by Tenant at the expiration or earlier termination of the Lease, all materials installed in the Demised Premises will be new except to the extent otherwise specified in the Plans.

8. Mutual Cooperation

Landlord and Tenant agree to mutually cooperate with each other and take all commercially reasonable measures in order to facilitate completion of Landlord’s Work and Tenant’s Work in an efficient and expeditious manner. Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant’s business at the Demised Premises and to complete Tenant’s Work as soon as practicable and in any event not later than the milestone schedule attached hereto as Schedule 8, subject to events of Force Majeure.

9. Possession by Tenant

The reoccupancy of any part of the Demised Premises by Tenant for its permitted use thereof specified in the Lease following the completion of the portion of Landlord’s Work and Tenant’s Work to be performed therein shall constitute an acknowledgment by Tenant that the Demised Premises are in good condition and that all work and materials provided by Landlord as part of Landlord’s Work or any Tenant’s Work performed by Landlord are satisfactory except for any minor defects or incomplete items of Landlord’s Work or Tenant’s Work (“Punchlist Items”) that are listed in a written notice given by Tenant to Landlord on or before the thirtieth (30th) day after substantial completion of the work and for latent defects.

10. Repairs and Corrections

(a) Landlord will correct or complete the Punchlist Items which Landlord’s architect or engineer verifies (in his or her reasonable professional judgment) are, in fact, defects or incomplete items of Landlord’s Work or Tenant’s Work within a reasonable time (not to exceed thirty (30) days) thereafter, provided Tenant shall not interfere with Landlord’s ability and/or access to the Demised Premises to correct or complete said Punchlist Items.

(b) In addition to Punchlist Items, Landlord will repair and correct any Landlord’s Work or Tenant’s Work installed by Landlord or its contractor in the Demised Premises that is proven to be defective within one (1) year after the substantial completion of Landlord’s Work and Tenant’s Work to the applicable part of the Demised Premises as a result of faulty materials, equipment or workmanship, provided Tenant shall have given written notice thereof to Landlord within said one (1) year period. Landlord shall complete such repair and correction within a reasonable time (not to exceed thirty (30) days) after Landlord receives Tenant’s notice. Notwithstanding the foregoing, Landlord shall not be responsible to repair or correct any Landlord’s Work or Tenant’s Work installed by Landlord or its contractor in the Demised Premises that proves to be defective as a result of any negligence or willful misconduct of Tenant or any of its agents, contractors, employees, invitees, licensees, subtenants, customers, clients or guests, or any defective Tenant’s Work or other materials installed in the Demised Premises by Tenant or any agent or contractor other than Landlord or Landlord’s contractor.

(c) After Tenant’s occupancy of the Demised Premises, Landlord, upon reasonable notice to Tenant, may enter the Demised Premises to correct or complete the Punchlist Items referred to in 9 above or to correct or repair any other Landlord’s Work or Tenant’s Work installed by Landlord or its contractor in the Demised Premises, and entry by Landlord, its agents, contractors or employees for such purpose shall not constitute an actual or constructive eviction, in whole or in part, of Tenant from the Demised Premises, or entitle Tenant to any abatement of rent, or relieve Tenant from any of its other obligations under the Lease, or impose any liability upon Landlord or its agents, contractors or employees. Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant’s business at the Demised Premises in doing so.

11. Elevator Lobby/Common Corridor Restriction.

If an elevator lobby or common corridor is included in Tenant’s Demised Premises or, if by virtue of the size and configuration of the Demised Premises, other tenants of the Building can see from the Building atrium, lobby or common corridor into the Demised Premises through air space, a transparent door or demising wall, Landlord shall have the sole and final approval as to the colors and design of all paint, wall coverings, art work, lamps and lights, floor coverings and window treatments in the Demised Premises that are so visible. Further, Landlord reserves the right to lower the full height glass wall on the atrium balcony across from the elevators to waste height.

12. 24” Restriction.

If an elevator lobby or common corridor is included in Tenant’s Demised Premises or, if by virtue of the size and configuration of the Demised Premises, other tenants of the Building can see from the lobby or common corridor into the Demised Premises through a transparent door or demising wall, Tenant shall not place any items whatsoever in the area 24” or less from the interior face of the transparent door or wall. In the event Tenant violates said 24” restriction, Tenant shall be liable to pay Landlord upon demand as additional rent the sum of $250 per day for each and every day the violation continues longer than three (3) business days after Landlord’s notice that this restriction is being violated. Imposition of the $250 per day additional rent charge shall be Landlord’s sole and exclusive remedy for Tenant’s violation of the aforesaid 24” restriction, subject, however, to all rights and remedies that Landlord has under this Lease or pursuant to applicable law respecting Tenant’s failure to pay the $250 a day imposition as additional rent.

13. Contact Person

Tenant shall designate a point of contact person with full authority to act on Tenant’s behalf and bind Tenant contractually with respect to the fit-out and preparation of the Demised Premises for Tenant’s use and occupancy.

14. Tenant Delays

If Landlord shall actually be delayed in meeting any deadline imposed upon it in the completion of Landlord’s Work and/or any Tenant’s Work to be performed by Landlord as a result of:

(1) Tenant’s failure to inform Landlord of Tenant’s desired contractor for a particular trade within five (5) business days after Landlord provides copies of the bid responses for such trade (which shall be accompanied by Landlord’s recommendation as to the most responsive bidder) and notifies Tenant that such selection is required; or

(2) Tenant’s failure to comply in a timely manner with the provisions of Paragraph 5(b), above; or

(3) Tenant’s changes in the Plans following Landlord’s and Tenant’s written approval thereof (notwithstanding Landlord’s approval of any such changes); or

(4) Tenant’s improper failure to pay timely any amounts required to be paid to Landlord pursuant to Paragraph 4(a) and/or any other provision hereof which continues for five (5) business days after written notice to Tenant; or

(5) Landlord’s inability to obtain materials, finishes or installations requested by Tenant which are not available from ordinary trade sources or which constitute “long lead” items, provided that Landlord notified Tenant thereof on or before the date on which Landlord submitted to Tenant the proposed Plans that specified the applicable material, finish or installation; or

(6) Any other unreasonable act or wrongful omission by Tenant or its agents, contractors, representations and/or employees which continues for five (5) business days after written notice to Tenant (collectively, “Tenant Delay”);

Then, the deadline for completion of Landlord’s Work and/or Tenant’s Work (as applicable) by Landlord shall be appropriately extended as a result of such delay. At Tenant’s request, Landlord shall use commercially reasonable efforts to overcome the effects of any Tenant Delay.

EXHIBIT C-l

BASE BUILDING WORK

Base Building Work shall include the following:

1. HVAC - Perimeter baseboard electric heat for winter operations and a forced air-cooling system for summer operations. Perimeter baseboard electric heat, central high velocity fan system which utilizes a minimum of 10% to a maximum of 100% fresh air to maintain no less than 68 degrees F interior at 0 degrees F exterior, with a 15 mile per hour wind. Air-cooling shall maintain a temperature of no more than 72 degrees F dry bulb with approximately 50% relative humidity, measured five (5’) feet from the inside of the exterior windows, when the outdoor conditions are 88 degrees F dry bulb and the venetian window blinds closed on the side(s) of the Demised Premises, if any, facing the sun. The above heating and cooling standards are for normal office use only, which shall be deemed to be one (1) person for every two hundred and fifty (250) useable square feet and/or electricity usage of more than five (5) watts per rentable square foot in any given or confined area, and which shall not include areas with special HVAC requirements such as computer rooms, conference rooms, cafeterias or other rooms for high density or excessive heat producing equipment.

One (1) 24” x 24” diffuser to supply one (1) CFM per square foot of usable space but not fewer than one (1) such diffuser per [two hundred fifty (250)] square feet of usable interior area of the Demised Premises.

2. WINDOW COVERINGS - one (1) building-standard Venetian blind per exterior window.

3. FINISHED CEILING - using building standard quantities and materials.

4. CORRIDOR - Landlord, at Landlord’s sole cost and expense, shall construct a demising corridor using building standard quantities and materials.

EXHIBIT D

CLEANING AND MAINTENANCE SPECIFICATIONS

Landlord will provide building standard cleaning services to the tenant area and the ground floor lobby area in accordance with the following specifications:

NIGHTLY

1.	GENERAL CLEANING

a.	Empty all waste and recycling receptacles, removing waste and recycling material to designated central location for disposal.

b.	Empty and damp wipe clean all ashtrays. Screen and clean all sand urns, wipe exterior of sand urns.

c.	Wash and disinfect all water coolers and drinking fountains.

d.	Wipe clean fingermarks, smudges, etc. from all doors, security desks, wall surfaces, furniture system trim, fixtures, cabinets, files, conference tables, chairs, partition glass, flat ledges, heating units, baseboards, blinds and window ledges.

e.	Replace plastic liners in all waste-disposal cans.

f.	Hand brush and/or vacuum all upholstered furniture, including furniture system fabric panels.

g.	Doors: Wash and wipe clean all kick panels, push/pull areas.

h.	Wash and disinfect all public telephones.

i.	Wipe down mail chute and mail depository nightly.

2.	FLOORS

Group	A - Ceramic tile, marble, terrazzo.

Group	B - Linotile, asphalt, koroseal, plastic vinyl, rubber, wood, cork, or other types of floors and base.

a.	All floors in Group A to be swept and wet-mopped. Move light furniture, planters and equipment other than desks and files.

b.	All floors in Group B to be dry mopped, using a “dustdown” preparation, and spots to be removed by wet process.

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c.	Main lobby to be machine buffed nightly.

3.	VACUUMING

a.	Vacuum all rugs and carpeted areas, moving light furniture and office equipment other than desks and file cabinets. Spot clean to remove soluble spots which safely respond to standard spotting procedures without risk of injury to color or fabric.

4.	WASHROOMS AND TOILETS

a.	Sweep, mop, rinse, and dry floors. Polish mirrors, chrome plumbing and bright-work. Clean enameled surfaces.

b.	Wash and disinfect basins, urinals, and bowls using scouring powder to remove stains, making certain to clean undersides of rims of urinals and bowls.

c.	Wash and disinfect both sides of all toilet seats.

d.	Supply and service all toilet tissue, soap, towels, and sanitary napkins. Sanitary napkins will be supplied in coin operated dispensers.

e.	All wastepaper cans and all receptacles are to be emptied and new plastic liners installed.

f.	Hand dust and wash clean all partitions, tile walls, dispensers, and receptacles in lavatories and vanity area.

g.	Empty and clean sanitary disposal receptacles and install new plastic liners.

5.	ELEVATORS

a.	Clean the floor in accordance with specifications outlined above based upon the type of flooring installed. The doors, metal wall surfaces, wood wall surfaces, ceiling and fixtures shall be dusted.

6.	GLASS

a.	Clean both sides of all lobby glass, building entrance doors, upper lobby glass, furniture system partition glass and interior wall glass.

7.	STAIRWELLS

a.	Check all stairwells and landings nightly throughout entire demised area, and keep in clean condition. All stairways and landings will be dry mopped nightly. Railings, ledges, and equipment will be dusted nightly.

WEEKLY

8.	GENERAL CLEANING

a.	Hand dust all office equipment, furniture, fixtures, including paneling, shelving, window sills and mullions, telephones and all flat surfaces with a treated cloth or yarn duster.

9.	FLOORS

a.	Floors in Group B will be wet mopped weekly.

10.	WASHROOMS AND TOILETS

a.	Wash down walls in washrooms and stalls, from trim to floor.

11.	ELEVATORS

a.	The doors, surfaces and fixtures shall be damp wiped. The floors shall be stripped, waxed and machine buffed weekly.

12.	STAIRWAYS

a.	These areas shall be stripped, waxed and buffed weekly. This will be governed by the amount of wear due to weather and other conditions.

13.	MAIN LOBBY

a.	Clean walls with damp cloth and dust weekly.

MONTHLY

14.	FLOORS

a.	Waxing, buffing, stripping or machine scrubbing of the floors in Group A and B.

15.	HIGH DUSTING

a.	Dust all closet shelving and wash all closet floors, when accessible.

QUARTERLY

16.	GLASS

a.	Clean inside of windows.

17.	HIGH DUSTING

a.	Damp dust all pictures, charts, graphs, light fixtures, etc., not reached in nightly cleaning.

b.	Dust clean all vertical surfaces such as walls, partitions, doors, door bucks and other surfaces not reached in nightly cleaning.

c.	Damp dust air conditioning diffusers, wall grills, door louvers, registers and venetian blinds.

SEMI ANNUALLY

18.	GLASS

a.	Clean all doors and exterior side of exterior windows.

ANNUALLY

19.	HIGH DUSTING

a.	Dust interior and exterior of light fixtures.

MISCELLANEOUS

a.	On completion of work, all slop sinks are to be thoroughly cleaned, and cleaning equipment to be stored neatly in designated locations.

b.	All cleaning services except those performed by day porters, window cleaners, and matrons are to be performed nightly, five nights per week. No Saturday, Sunday or Building holiday service to be provided. In no event shall performance of any cleaning service interfere with Tenant’s normal business operation.

c.	The Contractor or Landlord is to furnish all necessary approved cleaning materials, implements, and machinery for the satisfactory completion of the work. This includes scaffolding, vacuum machines, scrubbing machines, etc.

d.	Contractor shall furnish proof of liability and property damage insurance reasonably acceptable to Landlord, and Workman’s Compensation Insurance in amounts required under the laws of New Jersey.

e.	Tenant will be charged for cleaning services in excess of the specifications outlined above.

f.	Tenant will be charged for the incremental cost to clean any areas of the Demised Premises used for special purposes requiring more difficult cleaning work than office areas including, but not limited to, private toilets and showers, dining areas, cafeteria, kitchen, etc.

EXHIBIT E

RULES AND REGULATIONS

1. The rights of tenants in the entrances, corridors, elevators, and escalators of the Building are limited to ingress to and egress from the tenants’ demised premises for the tenants and their employees, licensees, and invitees, and no tenant shall use or permit the use of the entrances, corridors, escalators, or elevators for any other purpose. No tenant shall invite to the tenant’s demised premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators, and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees, or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits, or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

2. The Landlord may refuse admission to the Building outside of ordinary business hours to any person not having a pass issued by the Landlord or the tenant whose demised premises are to be entered or not otherwise properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation, and interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement, or other commotion, the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property of the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the packaging or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibilities on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion, or ejection of any person to or from the tenant’s premises or the Building under the provisions of this rule. Canvassing, soliciting, or peddling in the Building is prohibited, and every tenant shall cooperate to prevent the same.

3. No tenant shall obtain or accept for use in its demised premises ice, food for on premises preparation other than warming, beverage towel, barbering, boot blackening, floor polishing, lighting maintenance, cleaning, or other similar services from any persons not authorized by the Landlord in writing to furnish such services, provided that the charges for such services by persons authorized by the Landlord are not excessive and where appropriate and consonant with the security and proper operation of the Building sufficient persons are so authorized for the same service to provide tenants with a reasonably competitive selection. Such services shall be furnished only at such hours, in such places within the Tenant’s Demised Premises and under such reasonable regulations as may be fixed by the Landlord. Tenant may have a coffee service, subject to Landlord’s approval, and a kitchen for the use of its employees commensurate with normal office use.

E-1

4. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees, or invitees of the tenant shall be paid by such tenant.

5. No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any tenant’s demised premises, or at any point inside any tenant’s premises where the same might be visible outside of such demised premises, except that the name of the tenant may be displayed on the entrance door of the tenant’s demised premises, and in the elevator lobbies of the floors which are occupied entirely by any tenant, subject to the approval of the Landlord as to the size, color, and style of such display. The inscription of the name of the tenant on the door of the tenant’s demised premises shall be done by the Landlord at the expense of the tenant.

6. No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by the Landlord shall be used in a tenant’s demised premises. Linoleum, tile, or other floor covering shall be laid in a tenant’s demised premises only in a manner approved by the Landlord.

7. The Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant’s demised premises. If, in the judgment of the Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as the Landlord shall determine. The moving of safes and other heavy objects shall take place only outside of ordinary business hours upon previous notice to the Landlord, and the persons employed to move the same in and out of the Building shall be reasonably acceptable to the Landlord and if so required by law, shall hold a Master Rigger’s license. Freight, furniture, business equipment, merchandise, and bulky matter of any description shall be delivered to and removed from the demised premises only in the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by the Landlord. Arrangements will be made by the Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building.

8. In no case shall any machines or mechanical equipment be placed or operated so as to disturb other tenants; but machines and mechanical equipment shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration, or electrical or other interference from being transmitted from such premises to any other area of the Building.

9. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of the Landlord might disturb other tenants in the building, shall be made or permitted by any tenant, and no cooking shall be done in the tenant’s demised premises, except as expressly approved by the Landlord. Nothing shall be done or permitted in any tenants’ demised premises, and nothing shall be brought into or kept in any tenants’ demised premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning, or other servicing of the Building or the demised premises, or the use of enjoyment by any other tenant of any other demised premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible, or explosive object or material (other than items used in connection with the Permitted Use in accordance with all Laws) shall be brought into the building by any tenant or with the permission of any tenant. Any cuspidors or similar containers or receptacles used in any tenants’ demised premises shall be cared for and cleaned by and at the expense of the tenant.

10. No acids, vapors, or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.

11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenants’ demised premises and no lock on any door therein shall be changed or altered in any respect. Additional keys for a tenant’s demised premises and toilet rooms shall be procured only from the Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant’s lease, all keys of the tenant’s demised premises and toilet rooms shall be delivered to the Landlord.

12. All entrance doors in each tenants’ demised premises shall be left locked, and all windows shall be left closed by the tenant when the tenant’s demised premises are not in use. Entrance doors shall not be left open at any time.

13. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

14. All windows in each tenant’s demised premises shall be kept closed and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant’s demised premises.

15. The Landlord reserves the right to rescind, alter, or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable, or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. The Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed by the Building.

16. In case any alterations or installations are made by Tenant or Landlord within the Demised Premises, whether with or without Landlord’s approval, or in case anything is placed or allowed by Tenant to be placed near or against any exterior windows of the Demised Premises, which shall be visible from the outside of the Building and which, in the reasonable opinion of Landlord, shall detract from the uniform appearance of the facade of the Building, then Landlord shall be allowed access to the Demised Premises, at reasonable times during Building Hours, to install black Mecho brand shading (or equivalent) on the interior surfaces of the windows of the

Demised Premises to mask or shield such alterations, installations or other items from view outside, and to maintain the uniform appearance of the facade, of the Building. Any such Mecho brand shading (or equivalent) shall be installed at Tenant’s expense unless Landlord shall have given its approval to such alterations, installations or other items visible from outside the Building without expressly conditioning such approval upon payment for such shading by Tenant.

EXHIBIT F

DEFINITIONS

(a) The term “mortgage” shall mean an indenture of mortgage, a deed of trust to a trustee to secure a note or an issue of bonds and any other security instrument, and the term “mortgagee” shall mean such a trustee or holder.

(b) The terms “include”, “including”, and “such as” shall each be construed as if followed by the phrase “without being limited to”.

(c) References to Landlord as having no liability to Tenant or being without liability to Tenant, shall mean the Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated.

(d) The term laws and/or requirements of public authorities and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county, and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies, or office thereof, or of any other governmental, public, or quasipublic authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

(e) The term requirements of insurance bodies and words of like import shall mean rules, regulations, orders, and other requirements of the New Jersey Board of Fire Underwriters and/or similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

(f) The term repair shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

(g) Reference to termination of this Lease includes expiration or earlier termination of the Term of this Lease or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon a termination of this Lease, the Term and estate granted by this Lease shall end at noon of the date of termination as if such date were the date of expiration of the Term of this Lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this Lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this Lease, may be performed after such termination and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

F-1

EXHIBIT G

SAMPLE FORM OF LETTER OF CREDIT

BANK NAME

BANK ADDRESS

IRREVOCABLE LETTER OF CREDIT
REFERENCE NUMBER:
TRANSACTION DATE:
EXPIRATION DATES:

BENEFICIARY:

C/O M. ALFIERI CO., INC. 399 THORNALL STREET EDISON, NEW JERSEY 08818

DEAR SIRS:

WE HEREBY ESTABLISH OUR IRREVOCABLE LETTER OF CREDIT IN THE BENEFICIARY’S FAVOR FOR THE ACCOUNT OF                      (“TENANT”),                     FOR U.S. DOLLARS $                     AVAILABLE BY THE BENEFICIARY’S DRAFT(S) DRAWN ON US AT SIGHT.

DRAFTS SUBMITTED MUST BE ACCOMPANIED BY THE FOLLOWING:

A WRITTEN STATEMENT PURPORTEDLY SIGNED BY A PERSON REPRESENTING HIMSELF OR HERSELF AS AN SIGNATORY OF                    (“LANDLORD”) CERTIFYING THAT                      (“TENANT”), HAS FAILED TO COMPLY WITH THE TERMS AND CONDITIONS OF CERTAIN LEASE AGREEMENT BETWEEN                     , AS LANDLORD AND                     , AS TENANT.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR AN ADDITIONAL TWELVE (12) MONTH PERIOD FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE HEREOF, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO ANY SUCH DATE WE SHALL NOTIFY YOU BY REGISTERED MAIL THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD. IF WE ELECT NOT TO RENEW THIS LETTER OF CREDIT YOU MAY DRAW HEREUNDER BY PRESENTATION OF YOUR SIGHT DRAFT ONLY.

ALL DRAFTS MUST BE ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT INSTRUMENT.

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN AND PRESENTED IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT THAT SUCH DRAFT(S) WILL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE.

FUNDS DRAWN ON THIS LETTER OF CREDIT SHALL BE PAID IN THE FORM OF A WIRE TRANSFER OR BANK CHECK. ALL CHECKS SHALL BE SENT BY OVERNIGHT DELIVERY OR COURIER SERVICE TO THE ADDRESS ABOVE.

THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION 400.

AUTHORIZED SIGNATURE

EXHIBIT H

SERVICE LEVEL CRITERIA

Exhibit A-1

Service Level Agreement: 100 Schulz

1.0 General Building Services
General	Frequency
Sweep, wet mop common areas	Daily
Vacuum (floors/carpet)	Daily
Spot clean floors, walls, doors, glass	Daily
Dust/vacuum common areas	Daily
Clean (common areas, stairwells, light fixtures)	Daily
Police grounds, building entries, parking structure	Daily
Parking lot sweeping	As identified
External window washing	Semi annually
Internal window washing	Semi annually
Spot and stain common area carpet cleaning	As identified
Replace common area walk-off mats	As identified
Common area carpet cleaning	Quarterly
Strip and refinish common area floors	Quarterly
Replace common area building lamps and common area bulbs cleaning	Weekly
Pest control for building cafe	As identified
Interior landscaping maintenance	Weekly
Restrooms/ Break rooms
Clean & sanitize common area restrooms	Twice daily
Stock common area restroom supplies	Twice daily
Cafeteria
Clean building Kitchen/cafeteria	Daily
Clean building cafeteria hood	Semi annually
Maintenance on building cafe equipment	As identified
Trash collection /Removal
Replace soiled receptacle liners	Daily
Replace trash containers	As identified
Collect and remove reveled waste within building	Daily
General Repairs and Maintenance
House HVAC	As scheduled
Common Area Plumbing	As identified
Common Area Electric	As identified
Locks/Keys/Hardware	As identified
Other R&M	As identified
2.0 Grounds maintenance (Buildings)
Grass Cutting and Mowing
Maintain Grass	Regional need

Rake, sweep, remove clippings from site	Per visit
Edge lawns and keep free of leaves and debris	Per visit
Repair and maintain Lawn Sprinklers	As scheduled
Trees, Shrubs & Beds
Trim per frequencies & remove debris from site	Spring/Fall
Remove/trim trees if/when potential hazard	As identified
Remove fallen/dead branches	Per Visit
Weeding
Abate from paved areas, beds, and lawns	Per Visit
Fertilization, lime, herbicide treatment	Seasonal
Turf disease treatment, aeration	As identified
Off season clean ups	Spring/Fall
Bedding/mulch	Regional Need
Parking Lots
Parking lot repair	As identified
Parking lot striping/Sealing	As identified
3.0 Snow Services
Removal
Plowing, stacking, removal	Per Event
Paths, driveways & sidewalks clear	Per Event
De-icing material in application & quantities	Per Event
4.0 Security Services
Main Entrance card Access	As scheduled
Monitoring base building fire panel and HVAC alarms	As scheduled
5.0 Disaster Preparedness
Fire Drills	Annually
Document maintenance safety manuals, evac plans	As identified
6.0 Life Safety
Fire Extinguishers Inspection	As required
Fire suppression Inspection	As required
Fire alarm systems	As required
7.0 Tenant Requests within Demised Premises	Response Time
Emergency (fire, water leak, etc.)	Immediate
Comfort Call (demised premises temperature)	Next available building engineer
Cleaning Request (other than mentioned above in section 1.0)	Next available maintenance representative
Light Bulbs	Dependant upon maintenance representative availability
Special Service (hang pictures, movie furniture, etc.)	Dependant upon maintenance representative availability

SCHEDULE 3.02

RESTORATION ITEMS FOR BUILDING EXTERIOR, ROOF AND SITE

[SEE ATTACHED]

3.02-1

Schedule 3.02

Restoration Items for Building Exterior, Roof and Site

Ground Exterior

•	Southwest side of building—(7) HVAC Condenser Units (see photo 1)

To include removal of units, air handler and all associated wiring.

Patch all penetrations to building (ATE lab).

•	Southwest side of building—Compressor Unit (see photo 2)

Remove unit and all wiring

•	Northwest side of building—(2) HVAC condenser units (see photos 3-4)

To include removal of units, air handler and all associated wiring Patch all penetrations to building (Café).

•	West side of building—Remove concrete from above HVAC units and compressor

•	West side of building—Remove fence along building, restore landscaping (see photo 5)

•	Southwest Parking Lot: Remove generator and all related wiring, conduit, transfer switches. Remove concrete and restore with asphalt, remove bollards (see photo 6)

Roof

•	East Side of roof—(3) HVAC Condenser Units (see photos 7-8)

To include removal of units, air handler and all associated wiring.

Patch all penetrations to building.

•	East side of roof—Compressor Unit (see photo 9)

Remove unit and all wiring

SCHEDULE 6.01

FORM OF WELLS FARGO SNDA

[see attached]

6.01-1

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

WELLS FARGO BANK, NATIONAL ASSOCIATION

NEW JERSEY REBG AU 55069

ATTN: PETER M. LOMBARDI

120 MOUNTAINVIEW BLVD., SUITE 200

BASKING RIDGE, NJ 07920

Attn: CYNTHIA DUGAN

Loan No. WB11044

SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL,

ATTORNMENT AND NON-DISTURBANCE AGREEMENT

(Lease To Mortgage)

NOTICE:	THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is made as of March     , 2011, by and between ALFIERI-100 SCHULTZ ASSOCIATES, L.P. (“Owner”), IKANOS COMMUNICATIONS, INC. (“Lessee”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger with WACHOVIA BANK, N.A. (“Lender”).

RECITALS

A.	Pursuant to the terms and provisions of a lease dated March , 2011 (“Lease”), Owner, as “Lessor”, granted to Lessee a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the “Property”).

B.	Owner, Alfieri 200 Associates, L.P., and Half Mile Road Associates, L.P., have executed a mortgage with absolute assignment of leases and rents, security agreement and fixture filing (“Mortgage”) securing, among other things, a promissory note (“Note”) in the principal sum of TWENTY FOUR MILLION DOLLARS ($24,000,000.00), dated May 30, 2008 and amended on August 1, 2008, in favor of Lender, which Note is payable with interest and upon the terms and conditions described therein (“Loan”).

C.	As a condition to making the Loan secured by the Mortgage, Lender requires that the Mortgage be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Lessee under the Lease and that the Lessee specifically and unconditionally subordinate the Lease to the lien of the Mortgage.

D.	Owner and Lessee have agreed to the subordination, attornment and other agreements herein in favor of Lender.

NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Owner and Lessee hereby agree for the benefit of Lender as follows:

Loan No. WB11044

1.	SUBORDINATION. Owner and Lessee hereby agree that:

1.1	Prior Lien. The Mortgage securing the Note in favor of Lender, and any modifications, renewals or extensions thereof (including, without limitation, any modifications, renewals or extensions with respect to any additional advances made subject to the Mortgage), shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease;

1.2	Subordination. Lender would not make the Loan without this agreement to subordinate; and

1.3	Whole Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien of the Mortgage and shall supersede and cancel, but only insofar as would affect the priority between the Mortgage and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages.

AND FURTHER, Lessee individually declares, agrees and acknowledges for the benefit of Lender, that:

1.4	Use of Proceeds. Lender, in making disbursements pursuant to the Note, the Mortgage or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part;

1.5	Waiver, Relinquishment and Subordination. Lessee intentionally and unconditionally waives, relinquishes and subordinates all of Lessee’s right, title and interest in and to the Property pursuant to the Lease to the lien of the Mortgage and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

2.	ASSIGNMENT. Lessee acknowledges and consents to the assignment of the Lease by Lessor in favor of Lender.

3.	ESTOPPEL. Lessee acknowledges and represents that:

3.1	Lease Effective. The Lease has been duly executed and delivered by Lessee and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Lessee thereunder are valid and binding and there have been no modifications or additions to the Lease, written or oral;

3.2	No Default. To the best of Lessee’s knowledge, as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

3.3	Entire Agreement. The Lease and that certain Lease dated March 20, 2001, as amended by that certain First Amendment to Lease dated as of June 1, 2001, and that certain Second Amendment to Lease dated as of November 23, 2009 (as amended, the “2001 Lease”), constitute the entire agreement between Lessor and Lessee with respect to the Property and Lessee claims no rights with respect to the Property other than as set forth in the Lease and the 2001 Lease; and

3.4	No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows: $239,017.00 security deposit.

4.	ADDITIONAL AGREEMENTS. Lessee (and, with respect to Section 4.4 below, Lessor) covenants and agrees that, during all such times as Lender is the Mortgagee under the Mortgage:

4.1	Modification, Termination and Cancellation. Lessee will not consent to any modification, amendment, termination or cancellation of the Lease (in whole or in part) without Lender’s prior written consent (except to

Loan No. WB11044

the extent the same relates to the exercise by Lessee of a right or option set forth in the Lease) and will not make any payment to Lessor in consideration of any modification, termination or cancellation of the Lease (in whole or in part) without Lender’s prior written consent;

4.2	Notice of Default. Lessee will notify Lender in writing concurrently with any notice given to Lessor of any default by Lessor under the Lease, and Lessee agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Lessee will not seek to terminate the Lease, as to Lender, if Lender cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Lessor; provided, however, that if such default cannot with diligence be cured by Lender within such fifteen (15) day period, the commencement of action by Lender within such fifteen (15) day period to remedy the same shall be deemed sufficient so long as Lender pursues such cure with diligence;

4.3	No Advance Rents. Lessee will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease; and

4.4	Assignment of Rents. Upon receipt by Lessee of written notice from Lender that Lender has elected to terminate the license granted to Lessor to collect rents, as provided in the Mortgage, and directing the payment of rents by Lessee to Lender, Lessee shall comply with such direction to pay and shall not be required to determine whether Lessor is in default under the Loan and/or the Mortgage.

5.	ATTORNMENT. In the event of a foreclosure under the Mortgage, Lessee agrees for the benefit of Lender (including for this purpose any transferee of Lender or any transferee of Lessor’s title in and to the Property by Lender’s exercise of the remedy of sale by foreclosure under the Mortgage) as follows:

5.1	Payment of Rent. Lessee shall pay to Lender all rental payments required to be made by Lessee pursuant to the terms of the Lease for the duration of the term of the Lease;

5.2	Continuation of Performance. Lessee shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and Lessee hereby attorns to Lender as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to Lessor’s interest in the Lease and giving written notice thereof to Lessee;

5.3	No Offset. Lender shall not be liable for, nor subject to, any offsets or defenses which Lessee may have by reason of any act or omission of Lessor under the Lease (except to the extent that such act or omission continues beyond the date of such foreclosure), nor for the return of any sums which Lessee may have paid to Lessor under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Lessor to Lender; and

5.4	Subsequent Transfer. If Lender, by succeeding to the interest of Lessor under the Lease, should become obligated to perform the covenants of Lessor thereunder, then, upon any further transfer of Lessor’s interest by Lender, all of such obligations shall terminate as to Lender.

6.	NON-DISTURBANCE. In the event of a foreclosure under the Mortgage, so long as there shall then exist no breach, default, or event of default on the part of Lessee under the Lease that is continuing beyond the expiration of any applicable notice and/or cure period, Lender agrees for itself and its successors and assigns that the leasehold interest of Lessee under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Lender shall recognize and accept Lessee as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Lessee and Lender agree that the following provisions of the Lease (if any) shall not be binding on Lender: any option to purchase with respect to the Property; or any right of first refusal with respect to the purchase of the Property. For the avoidance of doubt, with respect to the use of insurance proceeds and condemnation proceeds, so long as the Mortgage remains in effect and has not been extinguished, then, solely as between Owner and Lender, the provisions of the Mortgage shall govern the use of said proceeds.

Loan No. WB11044

7.	MISCELLANEOUS.

7.1	Heirs, Successors, Assigns and Transferees. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto; and

7.2	Notices. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be deemed served upon delivery or, if mailed, upon the first to occur of receipt or the expiration of three (3) days after deposit in United States Postal Service, certified mail, postage prepaid and addressed to the address of Lessee or Lender appearing below:

“OWNER”

ALFIERI-100 SCHULTZ ASSOCIATES, L.P.

C/O M. ALFIERI CO.

399 THORNALL STREET

EDISON, NJ 08837-2236

“LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION

NEW JERSEY REBG AU 55069

ATTN: PETER M. LOMBARDI

120 MOUNTAINVIEW BLVD., SUITE 200

BASKING RIDGE, NJ 07920

Attn: CYNTHIA DUGAN

Loan No. WB11044

“LESSEE”

IKANOS COMMUNICATIONS, INC.

47669 FREMONT BOULEVARD

FREMONT, CALIFORNIA 94538

ATTN: VICE PRESIDENT, WORLDWIDE HUMAN

RESOURCES

WITH A COPY TO:

PILLSBURY WINTHROP SHAW PITTMAN LLP

2475 HANOVER STREET

PALO ALTO, CALIFORNIA 94304

ATTN: ALLISON LEOPOLD TILLEY, ESQ.

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement; and

7.3	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument; and

7.4	Remedies Cumulative. All rights of Lender herein to collect rents on behalf of Lessor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Lessor or others; and

7.5	Paragraph Headings. Paragraph headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

Loan No. WB11044

INCORPORATION. Exhibit A is attached hereto and incorporated herein by this reference.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOTICE:	THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

“OWNER”

ALFIERI-100 SCHULTZ ASSOCIATES, L.P

By:

Its:

“LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger with WACHOVIA BANK, N.A.

By:
Peter M. Lombardi
Its:	Vice President

“LESSEE”

IKANOS COMMUNICATIONS, INC.

By:

Its:

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

EXHIBIT A

Loan No. WB11044

DESCRIPTION OF PROPERTY

EXHIBIT A to Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement dated as of DATE OF DOCUMENTS, executed by ALFIERI-100 SCHULTZ ASSOCIATES, L.P., as “Owner”, IKANOS COMMUNICATIONS, INC., as “Lessee”, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Lender”.

All that certain real property located in the County of MONMOUTH, State of New Jersey, described as follows:

BEING known and designated as Lot 2 in Block 296, on a map entitled “Final Map for the SHAV Corporation consisting of Lots 16, 16-D, 17, 18 and 19 in Block 296, Middletown Twp, Monmouth Co.” dated June 2,1980 and filed December 1, 1980 in the Monmouth County Clerk’s Office as Case 170-6.

BEING more particularly described in accord with said filed map as follows:

BEGINNING at the point of intersection of the northerly line of the Garden State Parkway and the westerly line of Schulz Drive as marked by a monument and running thence:

1.	North 52 degrees 20' 10" West for a distance of 185.59 feet to Garden State Parkway Monument #A-165; thence

2.	North 47 degrees 42' 50" West for a distance of 374.45 to Garden State Parkway Monument #A-167; thence

3.	North 34 degrees 29' 19" West for a distance of 90.96 feet to a monument; thence

4.	North 2 degrees 51' 30" West for a distance of 258.85 feet; thence

5.	South 87 degrees 26' 27" East for a distance of 313.90 feet; thence

6.	South 7 degrees 42' 18" West for a distance of 34.64 feet; thence

7.	South 82 degrees 17' 42" East for a distance of 265.00 feet to the said westerly line of Schulz Drive; thence

8.	South 7 degrees 42' 18" West for a distance of 620.57 feet along the said westerly line of Schulz Drive to the place and point of Beginning.

Being Lot 16.06, Block 296, Tax Map of Township of Middletown.

Subject to easements, restrictions and covenants of record and such state of facts as an accurate survey may reveal.

ALSO KNOWN AS 100 SCHULTZ DRIVE.

STATE OF NEW JERSEY

COUNTY OF                                                    SS.

On this                     day of                            , 20    , before me, the undersigned notary public, personally appeared                            , proved to me through satisfactory evidence of identification, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose.

(Notarial Seal/Stamp)

Notary Public
My commission expires .

STATE OF NEW JERSEY

COUNTY OF                                                    SS.

On this                 day of                            , 20    , before me, the undersigned notary public, personally appeared                            , proved to me through satisfactory evidence of identification, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose.

(Notarial Seal/Stamp)

Notary Public
My commission expires .

STATE OF NEW JERSEY

COUNTY OF                                                    SS.

On this                 day of                            , 20    , before me, the undersigned notary public, personally appeared                            , proved to me through satisfactory evidence of identification, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose.

(Notarial Seal/Stamp)

Notary Public
My commission expires .

SCHEDULE 8

MILESTONE SCHEDULE

Project: Ikanos	Date: 3/22/11

Construction Milestone Dates:

Listed below are key milestones and related target dates which must be met in order to meet the proposed occupancy dates. If a milestone target is missed, each day beyond the targeted date will be added to the subsequent milestone dates.

	Tenant Sign off Date:	Estimated Time Allowance:

Fully executed Lease Agreement	4/1/2011

Final Space Plan signed off on by Ikanos	4/22/2011	3 weeks

Construction Drawings signed off on by Ikanos/Construction Drawings sent to township for permits and sent to subcontractors for bids	6/3/2011	6 weeks

Receive Permits from Township	7/1/2011	4 weeks

Authorization from Ikanos to proceed with subcontractors	7/15/2011	2 weeks

Start 4th floor construction	7/15/2011	NA

4th floor occupancy	11/15/2011	4 months

Start 3rd floor construction	11/29/2011	2 weeks

3rd floor occupancy	3/29/2012	4 months